                                                                     EXHIBIT 2.4


                              ARRANGEMENT AGREEMENT







                                    BETWEEN:



                   NABORS INDUSTRIES LTD., an exempted company
                     incorporated under the laws of Bermuda,

                                     - and -

                        RYAN ENERGY TECHNOLOGIES INC., a
               corporation incorporated under the laws of Alberta.





                                 August 12, 2002

                                TABLE OF CONTENTS


                                                     ARTICLE 1
                                                    DEFINITIONS

1.1         Definitions...........................................................................................1
1.2         Singular, Plural, etc.................................................................................8
1.3         Deemed Currency.......................................................................................8
1.4         Date for Any Action...................................................................................8
1.5         Decision by Board of Directors........................................................................8
1.6         Interpretation Not Affected by Party Drafting.........................................................9
1.7         Statutes..............................................................................................9

                                                     ARTICLE 2
                                                  THE ARRANGEMENT

2.1         Implementation Steps by the Corporation...............................................................9
2.2         Implementation Steps by Acquiror......................................................................9
2.3         Interim Order........................................................................................10
2.4         Dissenting Securities................................................................................10
2.5         Articles of Arrangement..............................................................................10
2.6         Corporation Approval of the Arrangement..............................................................10
2.7         Proxy Circular.......................................................................................11
2.8         Securities Compliance................................................................................11
2.9         Preparation of Filings...............................................................................12
2.10        Cooperation..........................................................................................14
2.11        Press Release and Public Disclosure..................................................................17
2.12        Outstanding Rights to Acquire Shares.................................................................17

                                                     ARTICLE 3
                                            COVENANTS OF THE CORPORATION

3.1         Ordinary Course of Business..........................................................................19
3.2         Non-Solicitation.....................................................................................22
3.3         Notice of Material Change............................................................................25
3.4         Access to Information................................................................................26
3.5         Public Filings.......................................................................................26

                                                     ARTICLE 4
                                            FEES AND OTHER ARRANGEMENTS

4.1         Fees.................................................................................................26

                                                     ARTICLE 5
                                               COVENANTS OF ACQUIROR

5.1         Officers' and Directors' Insurance...................................................................28
5.2         Indemnities..........................................................................................28

5.3         Employment Agreements................................................................................28
5.4         Third Party Beneficiaries............................................................................28
5.5         Availability of Funds................................................................................29
5.6         Availability of Personnel............................................................................29

                                                     ARTICLE 6
                                                  MUTUAL COVENANTS

6.1         Consultation.........................................................................................29
6.2         Other Filings........................................................................................29

                                                     ARTICLE 7
                                 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

7.1         Representations......................................................................................29
7.2         Investigation........................................................................................39

                                                     ARTICLE 8
                                     REPRESENTATIONS AND WARRANTIES OF ACQUIROR

8.1         Representations......................................................................................39
8.2         Investigation........................................................................................44

                                                     ARTICLE 9
                                                     CONDITIONS

9.1         Conditions Precedent to Obligations of Each Party....................................................44
9.2         Acquiror Conditions..................................................................................45
9.3         Corporation Conditions...............................................................................47

                                                     ARTICLE 10
                                                    TERMINATION

10.1        Termination..........................................................................................48

                                                     ARTICLE 11
                                                   MISCELLANEOUS

11.1        Amendment or Waiver..................................................................................49
11.2        Entire Agreement.....................................................................................49
11.3        Headings.............................................................................................49
11.4        Notices..............................................................................................49
11.5        Counterparts and Facsimiles..........................................................................50
11.6        Expenses.............................................................................................50
11.7        Assignment...........................................................................................51
11.8        Severability.........................................................................................51
11.9        Choice of Law........................................................................................51
11.10       Attornment...........................................................................................51
11.11       Remedies.............................................................................................51
11.12       Survival of Representations and Warranties...........................................................52
11.13       Time of Essence......................................................................................52

                                                     ARTICLE 1
                                                   INTERPRETATION

1.1         Definitions...........................................................................................1
1.2         Sections and Headings.................................................................................5
1.3         Number, Gender and Persons............................................................................5
1.4         Date for any Action...................................................................................5
1.5         Currency..............................................................................................5
1.6         Statutory References..................................................................................5

                                                     ARTICLE 2
                                                    ARRANGEMENT

2.1         Binding Effect........................................................................................5
2.2         Arrangement...........................................................................................5
2.3         Holdco Alternative....................................................................................7
2.4         Elections.............................................................................................8
2.5         Adjustments To Exchange Ratio.........................................................................9
2.6         Restriction on Redemption of Exchangeable Shares......................................................9

                                                     ARTICLE 3
                                                 RIGHTS OF DISSENT

3.1         Rights of Dissent....................................................................................10

                                                     ARTICLE 4
                                         CERTIFICATES AND FRACTIONAL SHARES

4.1         Payment of Cash......................................................................................10
4.2         Issuance of Certificates Representing Exchangeable Shares............................................11
4.3         Distributions With Respect To Unsurrendered Certificates.............................................12
4.4         No Fractional Shares.................................................................................12
4.5         Lost Certificates....................................................................................13
4.6         Extinguishment Of Rights.............................................................................13
4.7         Withholding Rights...................................................................................13
4.8         Termination of Depositary............................................................................14

                                                     ARTICLE 5
                              CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1         Callco Liquidation Call Right........................................................................14
5.2         Callco Redemption Call Right.........................................................................15
5.3         Change of Law Call Right.............................................................................17

                                                     ARTICLE 6
                                                     AMENDMENT

6.1         Plan of Arrangement Amendment........................................................................18

SCHEDULE A - Arrangement Resolution
SCHEDULE B - Plan of Arrangement
SCHEDULE C - Form of Lock-up Agreement

         THIS ARRANGEMENT AGREEMENT made as of the 12th day of August, 2002.

BETWEEN:

                  NABORS INDUSTRIES LTD., an exempted company incorporated under the laws of Bermuda,
                  ("ACQUIROR")

                                     - and -

                  RYAN ENERGY TECHNOLOGIES INC., a corporation incorporated under the laws of Alberta,
                  (the "CORPORATION")



                                    RECITALS

WHEREAS:

A. The Acquiror has made a proposal to acquire all of the outstanding Shares at a price of $1.85 per Share (payable, at the election of each Shareholder, in cash or in exchangeable shares of Canco) pursuant to the Plan of Arrangement;

B. The Board of Directors has determined that it would be in the best interests of the Corporation, its Shareholders and the Optionholders to recommend acceptance of the Arrangement to the Shareholders, to cooperate with Acquiror and to take all reasonable action to support the Arrangement; and

C. The Board of Directors has determined that it would be in the best interests of the Corporation, the Shareholders and the Optionholders to enter into this Agreement;

         NOW THEREFORE IN CONSIDERATION of the mutual covenants set out below, Acquiror and the Corporation agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 DEFINITIONS

         In this Agreement, unless the context otherwise requires, the following terms have the meanings specified:

         "ACQUIROR SHARES" means shares in the common stock of Acquiror;

         "ACQUISITION PROPOSAL" means a proposal or offer by any Person (other than Acquiror or an affiliate of Acquiror), whether or not subject to conditions and whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership of all or a material portion of the assets of the Corporation or any Subsidiary of the Corporation or to acquire in any manner, directly or indirectly, beneficial ownership of or control or direction over more than 20% of the outstanding voting shares of the Corporation, whether by means of an arrangement or amalgamation, a merger, consolidation or other business combination, a sale of shares or assets, a take-over bid, tender offer or exchange offer, or any other transaction involving the Corporation or any Subsidiary of the Corporation, including, without limitation, any single or multi-step transaction or series of related transactions structured to permit such Person to acquire beneficial ownership of all or a material portion of the assets of the Corporation or any Subsidiary of the Corporation or to acquire in any manner, directly or indirectly, more than 20% of the outstanding voting shares of the Corporation (other than the transaction contemplated by this Agreement);

         "ACT" means the Business Corporations Act (Alberta);

         "AFFILIATE" has the meaning set forth in the Securities Act (Alberta);

         "AGREEMENT", and "THIS AGREEMENT", and similar expressions refer to this Agreement, as the same may be amended, restated or supplemented from time to time and, where applicable, to the appropriate Schedules to this Agreement;

         "ARRANGEMENT" means the arrangement under Section 193 of the Act on the terms and conditions set out in the Plan of Arrangement;

         "ARRANGEMENT RESOLUTION" means the special resolution of the Shareholders and Optionholders to be substantially as set forth in Schedule A hereto;

         "ARTICLES OF ARRANGEMENT" means the articles of arrangement of the Corporation in respect of the Arrangement that are required by the Act to be sent to the Registrar after the Final Order;

         "BOARD OF DIRECTORS" means the board of directors of the Corporation as constituted from time to time;

         "BUSINESS DAY" means any day excepting a Saturday, Sunday or statutory holiday in Calgary, Alberta or Houston, Texas;

         "CALLCO" means 3064297 Nova Scotia Company, an unlimited liability company incorporated under the laws of the Province of Nova Scotia;

         "CANCO" means Nabors Exchangeco (Canada) Inc., an indirect wholly-owned Subsidiary of Acquiror incorporated under the Canada Business Corporations Act;

         "CLOSING" means the closing of the Arrangement and the transactions contemplated hereby;

         "CLOSING DATE" means the date of Closing;

         "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement made as of March 19, 2002 between Acquiror and the Corporation;

         "COURT" means the Court of Queen's Bench of Alberta;

         "DATE HEREOF", "DATE OF THIS AGREEMENT" and other similar terms mean, unless the context otherwise requires, August 12th, 2002;

         "DILUTED BASIS" means, with respect to the number of outstanding Shares at any time, such number of outstanding Shares calculated assuming that all outstanding in-the-money Options and other securities entitling the holder to acquire Shares are exercised;

         "DISCLOSURE LETTER" means the letter delivered by the Corporation to Acquiror on the date of this Agreement, in each case referencing the Section or subsection of this Agreement in respect of which disclosure is being made;

         "DISSENT RIGHTS" means the rights of dissent in respect of the Arrangement Resolution provided in Section 3.1 of the Plan of Arrangement;

         "EFFECTIVE DATE" means the effective date of the Arrangement, being the date on which the Articles of Arrangement are filed under the Act giving effect to the Arrangement;

         "EFFECTIVE TIME" means the time on the Effective Date at which the Articles of Arrangement are filed under the Act;

         "EMPLOYEE OBLIGATIONS" means any obligations or liabilities of the Corporation or any Subsidiary of the Corporation to pay, whether or not on condition, any amount to its officers, directors, or employees, (other than for salary, bonuses under their existing bonus arrangements and directors' fees in each case in the ordinary and regular course of business consistent with past practice and obligations or liabilities in respect of insurance or indemnification contemplated in Article 5) and, without limiting the generality of the foregoing, Employee Obligations shall include the obligations or liabilities of the Corporation or any of its Subsidiaries to officers or employees (i) for severance or termination payments on the change of control of the Corporation pursuant to any executive involuntary severance and termination agreements in the case of officers and pursuant to the Corporation's severance policy in the case of employees and (ii) for retention bonus payments pursuant to any retention bonus program, but shall exclude any statutory or common law obligations or liabilities in respect of termination or severance;

         "ENCUMBRANCE" includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest or trust, royalty, carried, working, participation or net profits interest or other third party interest and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

         "ENVIRONMENTAL LAWS" means all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, in Canada and the United States (whether federal, provincial, state or municipal) relating to pollution or the protection and preservation of the environment, occupational health and safety, product safety, product liability or Hazardous Substances, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources, including, without limitation, the Environmental Protection and Enhancement Act (Alberta), and the Canadian Environmental Protection Act;

         "ENVIRONMENTAL PERMITS" includes all orders, permits, certificates, approvals, consents, registrations and licences issued by any competent authority under Environmental Laws;

         "EXCHANGE" means The Toronto Stock Exchange;

         "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in the articles of Canco;

         "EXCHANGEABLE SHARES" means exchangeable shares of Canco as constituted on the date hereof and governed by the Exchangeable Share Provisions;

         "FEE EVENT" has the meaning set forth in Section 4.1;

         "FINAL ORDER" has the meaning set forth in Section 2.1;

         "FINANCIAL STATEMENTS" means the audited consolidated balance sheet and related consolidated statement of earnings and retained earnings and consolidated statement of cash flow of the Corporation for the fiscal years ending December 31, 2001 and 2000 and the unaudited consolidated balance sheets and consolidated statements of earnings and retained earnings and consolidated statements of cash flow for the periods ended March 31, 2002 and 2001, in each case as set forth in the Public Record;

         "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, unanimous shareholder agreement or declaration or other similar governing documents of such Person;

         "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

         "HAZARDOUS SUBSTANCE" means, collectively, any contaminant (as defined in the Environmental Protection and Enhancement Act (Alberta)), toxic substance (as defined in the Canadian Environmental Protection Act), dangerous goods (as defined in the Transportation of Dangerous Goods Act (Canada), or pollutant or any other substance that when Released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health, including without limitation, (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous substances", "toxic substances", "contaminants" or "pollutants" or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law;

         "INTERIM ORDER" has the meaning set forth in Section 2.1;

         "IN-THE-MONEY" means, in respect of Options, such of them as have an exercise price per Share less than the Per Share Price;

         "MATERIAL ADVERSE CHANGE", in respect of the Corporation or the Acquiror, means any change (or changes which in the aggregate would be material) (or any condition, event or development involving a prospective material change) in the business, operations, results of operations, assets, capitalization, financial condition, rights, liabilities, prospects or privileges, whether contractual or otherwise, of the Corporation or the Acquiror, as the case may be, or any of its Subsidiaries which is materially adverse to the business thereof considered as a whole, other than a change: (i) resulting from conditions affecting the oil and gas industry as a whole or the oil and gas services industry as a whole; (ii) resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere; (iii) previously disclosed publicly or in the Disclosure Letter; or (iv) resulting from changes in the market price of crude oil or natural gas; provided that such change or changes shall be considered to be material if its or their value or financial effect (net of reasonably anticipated insurance recoveries in respect of such change) exceeds, in the aggregate, $2 million in respect of the Corporation and its Subsidiaries or $165 million in respect of Acquiror and its Subsidiaries;

         "MATERIAL ADVERSE EFFECT" means, where used in relation to the Corporation or the Acquiror and a fact or circumstance, such fact or circumstance (together with all other facts or circumstances) has or is reasonably expected to: (i) have a material adverse effect on the business, operations, results of operations, assets, capitalization, condition (financial or otherwise), licenses, permits, concessions, rights, liabilities (contingent or otherwise), prospects or privileges, whether contractual or otherwise, of the Corporation and its Subsidiaries considered as a whole or the Acquiror and its Subsidiaries considered as a whole, as the case may be, excluding any such effect:
         (A) resulting from conditions affecting the oil and gas industry as a whole or the oil and gas services industry as a whole; (B) resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere; (C) previously disclosed publicly or in the Disclosure Letter; or (D) resulting from changes in the market price of crude oil or natural gas; provided that such change or changes shall be considered to be material if its or their value or financial effect (net of reasonably anticipated insurance recoveries in respect of such change) exceeds, in the aggregate, $2 million in respect of the Corporation and its Subsidiaries or $165 million in respect of Acquiror and its Subsidiaries; (ii) prevent, materially delay or materially affect the consummation of the transactions contemplated by this Agreement; or (iii) materially affect the ability of the Corporation or the Acquiror, as the case may be, to perform its obligations hereunder or under the Arrangement;

         "MATERIAL CONTRACT" means an agreement or understanding (whether or not in writing) to which the Corporation or any of its Subsidiaries is a party or by which any thereof is bound: pursuant to which the Corporation or any of its Subsidiaries has or may have an obligation in excess of, or having a value in excess of, $150,000 annually and which has a term in excess of 90 days without being terminable by the Corporation or its Subsidiary without penalty;

         "MISREPRESENTATION" has the meaning set forth in the Securities Act (Alberta);

         "OPTIONHOLDERS" means the holders of Options from time to time;

         "OPTIONS" means the outstanding options to acquire Shares under the Stock Option Plan;

         "PER SHARE PRICE" means $1.85;

         "PERSON" includes an individual, partnership, trust, firm, body corporate, government, governmental body, agency or instrumentality, unincorporated body of persons or association;

         "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form attached hereto as Schedule B and any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

         "PREDECESSOR CORPORATIONS" means those corporations which merged with the Corporation pursuant to various amalgamations including, without limitation, Adesso Corporation and 747253 Alberta Ltd.;

         "PROXY CIRCULAR" means the management information circular of the Corporation to be sent to the Shareholders and the Optionholders in connection with the Shareholder Meeting (including, without limitation, information incorporated by reference);

         "PUBLIC RECORD" means all information and materials filed by, or on behalf of, the Corporation or any of the Predecessor Corporations with any of the Securities Authorities available through the SEDAR website;

         "REAL PROPERTY" has the meaning set forth in Section 7.1(o);

         "REGISTRAR" means the Registrar appointed pursuant to Section 263 of the Act;

         "REGULATORY APPROVALS" means all approvals, consents and authorizations of all Governmental Entities and other regulators (including stock exchanges) reasonably necessary or desirable in connection with the Arrangement and the other transactions contemplated hereby;

         "RELEASE" means any release, spill, emission, discharge, leaking, pumping, dumping, escape, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property;

         "RETURNS" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes;

         "SEC" means the Securities and Exchange Commission of the United
         States;

         "SECURITIES AUTHORITIES" means the appropriate securities commission or similar regulatory authorities in Canada and each of the provinces and territories thereof and in the United States and each of the states thereof;

         "SECURITIES LAWS" means, collectively, all applicable Canadian provincial and territorial corporate and securities laws, United States securities laws, the "blue sky" or securities laws of the states of the United States and any other applicable securities laws;

         "SHAREHOLDERS" means the holders of Shares from time to time;

         "SHAREHOLDER MEETING" means the special meeting of the Shareholders and Optionholders, including any adjournments or postponement thereof, to be called and held in accordance with the Interim Order to consider and, if deemed advisable, approve the Arrangement Resolution;

         "SHARES" means common shares in the share capital of the Corporation;

         "STOCK OPTION PLAN" means the stock option plan of the Corporation approved by the shareholders of the Corporation on September 18, 1996 and amended with approval of such shareholders given at the 1997, 1998, 2000 and 2001 Annual and Special Meetings of the Corporation;

         "SUBSIDIARY" has the meaning set forth in the Act and, in respect of the Corporation, includes (without limitation) Ryan Energy Technologies USA, Inc. (Delaware); Ryan Energy Technologies de Venezuela, C.A. (Venezuela); Data Wise Solutions Inc. (Delaware); Data Wise Solutions Inc. (Canada); Ryan Energy Technologies International Inc. (Barbados), Ryan Financial Services Company LLC (Delaware), Ryan Investment Partners (Delaware) and each other partnership or other entity controlled, directly or indirectly, by the Corporation;

         "SUPERIOR PROPOSAL" has the meaning set forth in section 3.2(a);

         "SUPPORT AGREEMENT" means the agreement so entitled among Nabors Industries, Inc., Callco and Canco dated April 26, 2002, as supplemented by an Acknowledgement of Novation between Nabors Industries, Inc., Callco, Canco, Computershare Trust Company of Canada and Acquiror;

         "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, territorial, provincial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), payroll and employee withholding taxes, unemployment insurance, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Corporation or any of its Subsidiaries is required to pay, withhold or collect;

         "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended; and

         "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement so entitled among Nabors Industries, Inc., Canco and Computershare Trust Company of Canada dated April 26, 2002, as supplemented by an Acknowledgement of Novation between Nabors Industries, Inc., Callco, Canco, Computershare Trust Company of Canada and Acquiror.

1.2      SINGULAR, PLURAL, ETC.

         Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3      DEEMED CURRENCY

         In the absence of a specific designation of any currency, any undescribed dollar amount herein shall be deemed to refer to Canadian dollars.

1.4      DATE FOR ANY ACTION

         In the event that any date on which any action is required to be taken hereunder by any of the parties hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5      DECISION BY BOARD OF DIRECTORS

         Any reference herein to a decision or determination, unanimous or otherwise, of the Board of Directors means a decision or determination by a quorum of the directors of the Corporation entitled to vote under the Act and the constating documents of the Corporation.

1.6      INTERPRETATION NOT AFFECTED BY PARTY DRAFTING

         The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable in the interpretation of this Agreement.

1.7      STATUTES

         Any reference to a statute herein shall include any and all rules or regulations promulgated thereunder and any and all amendments made to such statute, rules or regulations prior to the date hereof and hereafter from time to time.

                                    ARTICLE 2
                                 THE ARRANGEMENT

2.1      IMPLEMENTATION STEPS BY THE CORPORATION

         The Corporation agrees that it shall use its commercially reasonable efforts to:

         (a) as soon as reasonably practicable, and in any event, on or before September 16, 2002, apply to the Court in a manner acceptable to Acquiror acting reasonably, under Section 193 of the Act for an interim order (the "INTERIM ORDER") providing for, among other things, the calling and holding of the Shareholder Meeting, and thereafter proceed with and diligently seek the Interim Order, in form and substance satisfactory to the Corporation and Acquiror, acting reasonably;

         (b) lawfully convene and hold the Shareholder Meeting as soon as reasonably practicable and, in any event, on or before October 31, 2002;

         (c) subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for a final order of the Court approving the Arrangement in form and substance satisfactory to the Corporation and Acquiror, acting reasonably, (the "FINAL ORDER"); and

         (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Registrar, for filing under the Act, the Articles of Arrangement and such other documents as may be required in connection therewith under the Act to give effect to the Arrangement.

2.2      IMPLEMENTATION STEPS BY ACQUIROR

         Acquiror agrees that, on or prior to the Effective Date and subject to the satisfaction or waiver of the conditions herein contained in favour of Acquiror, Acquiror shall issue to the trustee under the Voting and Exchange Trust Agreement such share or shares as required by the

Voting and Exchange Trust Agreement, if any, in respect of the Exchangeable Shares to be issued pursuant to the Arrangement.

2.3      INTERIM ORDER

         The notice of motion for the application referred to in Section 2.1 shall request that the Interim Order provide, among other things:

         (a) for the class of persons to whom notice is to be provided in respect of the Arrangement and the Shareholder Meeting and for the manner in which such notice is to be provided;

         (b) that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Shareholders and Optionholders, voting together as a single class, present in person or by proxy at the Shareholder Meeting (such that each holder of Shares is entitled to one vote for each Share held and each Optionholder is entitled to one vote for each Share such holder would have received on a valid exercise of such Option, as the case may
                  be);

         (c) that, in all other respects, the terms, restrictions and conditions of the governing documents of the Corporation, including quorum requirements and all other matters, shall apply in respect of the Shareholder Meeting; and

         (d)      for the grant of the Dissent Rights.

2.4      DISSENTING SECURITIES

         Each Shareholder and each Optionholder may exercise Dissent Rights in connection with the Arrangement pursuant to and in the manner set forth in
Section 191 of the Act and the Interim Order (such holders referred to as "DISSENTERS" or as "DISSENTING SHAREHOLDERS" when referring exclusively to Shareholders). The Corporation shall give Acquiror (i) prompt notice of any written notices of exercise of rights of dissent, withdrawals of such notices, and any other instruments served pursuant to the Act and received by the Corporation and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of Acquiror, except as required by applicable law, the Corporation shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

2.5      ARTICLES OF ARRANGEMENT

         The Articles of Arrangement shall, together with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement.

2.6      CORPORATION APPROVAL OF THE ARRANGEMENT

         (a) The Corporation represents that the Board of Directors, upon consultation with its advisors, has unanimously determined that:

                  (i) the Arrangement is fair from a financial point of view to the Shareholders and Optionholders and is in the best interests of the Corporation, the Shareholders and Optionholders; and

                   (ii)     the Board of Directors will unanimously recommend
                           that Shareholders and Optionholders vote in favour of the Arrangement, which recommendation may not be withdrawn, modified or changed in any manner except
                           (A) as provided in Section 3.2; (B) pursuant to the exercise by the Board of Directors of their fiduciary duties, provided the fee provided for in Section 4.1 is paid; or (C) in the event of the termination of this Agreement pursuant to Section 10.1.

         (b) The Corporation represents that the Board of Directors has received an oral opinion from the Corporation's financial advisor, Peters & Co. Limited, that the consideration under the Arrangement is fair from a financial point of view to the Shareholders and that such financial advisor has advised it that it will provide a written opinion to such effect on or before the application referred to in Section 2.1(a).

         (c) The Corporation represents that its senior officers and directors have advised the Corporation that, at the date hereof, they intend to vote any Shares and Options held by them in favour of the Arrangement Resolution and will so represent in the Proxy Circular.

2.7      PROXY CIRCULAR

         As promptly as reasonably practicable, the Corporation shall prepare the Proxy Circular (setting forth inter alia the recommendation of the Board of Directors set forth in Section 2.6(a) and the opinion of the Corporation's financial advisors referred to in Section 2.6(b) and reflecting the execution of the lock-up agreements referred to in Section 9.2(e) and the intention of the senior officers and directors referred to in Section 2.6(c)) together with any other documents required by Securities Laws or other applicable laws in connection with the approval of the Arrangement by the Shareholders and Optionholders and the Corporation shall, on a confidential basis, provide Acquiror timely opportunity to review and a reasonable period of time in the circumstances to comment on all such documentation and all such documentation shall be reasonably satisfactory to Acquiror before it is filed or distributed to the Shareholders and Optionholders. As promptly as practicable after obtaining the Interim Order and, in any event on or before September 30, 2002, the Corporation shall use its commercially reasonable efforts to cause the Proxy Circular and other documentation required in connection with the Shareholder Meeting to be sent to each Shareholder and each Optionholder and filed as required by the Interim Order and applicable laws.

2.8      SECURITIES COMPLIANCE

         (a) Acquiror shall, or shall cause its Subsidiaries (and the Corporation agrees to cooperate in respect thereof) to use commercially reasonable efforts to obtain all orders required from the applicable Canadian Governmental Entities to permit the issuance and first resale of (i) the Exchangeable Shares issuable pursuant to the Arrangement, and (ii) Acquiror Shares issuable upon exchange of the Exchangeable Shares from time to time without qualification with, or approval of, or the filing of any prospectus or similar document, or undertaking, from, any Canadian Governmental Entity under any Canadian federal, provincial or territorial securities or other laws or pursuant to the rules and regulations of any Governmental Entity administering such laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resale being from the holdings of a "CONTROL PERSON" for purposes of Canadian Securities Laws).

         (b) Acquiror agrees to file a registration statement on Form S-3 (or other applicable form) (the "S-3 REGISTRATION STATEMENT") with the SEC in order to register under the U.S. Securities Act the Acquiror Shares issuable from time to time after the Effective Time upon exchange of the Exchangeable Shares, and shall use all commercially reasonable efforts to cause the S-3 Registration Statement to become effective and to maintain the effectiveness of such registration so long as any Exchangeable Shares remain outstanding (other than those Exchangeable Shares held by Acquiror or any of its affiliates).

2.9      PREPARATION OF FILINGS

         (a) Acquiror and the Corporation shall, acting reasonably and promptly in the circumstances, cooperate in:

                  (i) the preparation of the Proxy Circular and any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Acquiror or the Corporation to be necessary to discharge their respective obligations under Securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

                  (ii) the taking of all such action as may be required under any applicable Securities Laws (including "blue sky laws") in connection with the issuance of the Exchangeable Shares and Acquiror Shares in connection with the Arrangement; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Acquiror nor the Corporation shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and Acquiror Shares; and

                  (iii) the taking of all such action as may be required under the Act in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

         (b) Each of Acquiror and the Corporation agree to promptly furnish to the other all information concerning it, Canco, the Shareholders and the Optionholders as may be required to give effect to the actions described in Sections 2.7 and 2.8 and the foregoing provisions of this Section 2.9, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

         (c) Each of Acquiror and the Corporation agree to promptly notify the other if at any time before or after the Effective Time it becomes aware that the Proxy Circular or an application for an order or a registration statement described in Section 2.8 contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Proxy Circular or such application or registration statement. In any such event, Acquiror and the Corporation agree to cooperate in the preparation of a supplement or amendment to the Proxy Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Shareholders and Optionholders or filed with the relevant securities regulatory authorities.

         (d) The Corporation shall ensure that the Proxy Circular complies with all applicable laws and, without limiting the generality of the foregoing, that the Proxy Circular does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained there not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Acquiror). Without limiting the generality of the foregoing, the Corporation shall ensure that the Proxy Circular complies with OSC Rule 54-501 and the Interim Order and provides Shareholders and Optionholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Shareholder Meeting. The Corporation shall ensure that none of the information supplied or to be supplied by the Corporation for inclusion or incorporation by reference in the S-3 Registration Statement will at the time such registration statement is declared or becomes effective contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading. The Corporation will take all reasonable steps within its control to ensure that the Proxy Circular is prepared as to form in all material respects in compliance with the provisions of the Act and Canadian Securities Laws.

         (e) Acquiror shall ensure that the S-3 Registration Statement complies with all U.S. Securities Laws and, without limiting the generality of the foregoing, that such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Corporation).

2.10     COOPERATION

         (a) The Corporation agrees to use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its Subsidiaries to, perform all obligations required to be performed by the Corporation or any of its Subsidiaries under this Agreement, cooperate with Acquiror in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, the Corporation shall:

                  (i) subject to Section 3.2, at the request of Acquiror, solicit from the Shareholders and Optionholders proxies in favour of approval of the Arrangement Resolution and use commercially reasonable efforts to obtain the approval by such Shareholders and Optionholders of the Arrangement Resolution, voting as a single class;

                  (ii) not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Shareholder Meeting without Acquiror's prior written consent except as required by applicable laws, or in the case of adjournment, if a Material Adverse Change or Material Adverse Effect occurs in the affairs of Acquiror on or after the day which is two Business Days preceding the commencement of the Measurement Period (as defined in the Plan of Arrangement) or as may be required by Shareholders and Optionholders as expressed by majority resolution, voting as a single class;

                  (iii) use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 9;

                  (iv) apply for and use commercially reasonable efforts to obtain as promptly as practicable all Regulatory Approvals relating to the Corporation or any of its Subsidiaries and, in doing so, to keep Acquiror reasonably informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Acquiror the opportunity to be present for or participate in all communications with any Governmental Entity and providing Acquiror with copies of all related applications and notifications, in draft form, in order for Acquiror to provide its reasonable comments;

                  (v) apply for and use commercially reasonable efforts to obtain the Interim Order and the Final Order;

                  (vi) carry out the terms of the Interim Order and the Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which applicable laws may impose on the Corporation or its Subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

                  (vii) use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

                  (viii) use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

                  (ix) effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Corporation or any of its Subsidiaries in connection with the transactions contemplated hereby;

                  (x) consult with Acquiror prior to making publicly available its financial results for any period after the date of this Agreement provided that the Corporation is not unreasonably impaired in satisfying all disclosure requirements under Securities Laws in respect thereof; and

                  (xi) use commercially reasonable efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by the Corporation or a Subsidiary of the Corporation to consummate the transactions contemplated hereby which the failure to obtain would have a Material Adverse Effect.

         (b) Acquiror agrees that, until the earlier of the Effective Date and the termination of this Agreement pursuant to its terms, in each case except (i) with the consent of the Corporation to any deviation therefrom, or (ii) as expressly contemplated by this Agreement or the Plan of Arrangement, Acquiror shall and will cause its Subsidiaries to:

                  (i) subject to Section 2.10(c)(vii), not adopt or propose to adopt any amendments to its governing documents or the governing documents of Canco or Acquiror or to the Support Agreement or the Voting and

                           Exchange Trust Agreement which would have a material adverse impact on the consummation of the transactions contemplated hereby or the economic terms of, or the form of, consideration to be provided pursuant to the Arrangement; and

                  (ii) not take any action which may jeopardize the exchange of the Shares by Shareholders who are resident in Canada for the purposes of the Income Tax Act (Canada) from being treated on a tax deferred basis under the Income Tax Act (Canada) for holders who are otherwise eligible for such treatment.

         (c) Acquiror agrees to use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its Subsidiaries to, perform all obligations required to be performed by it or any of its Subsidiaries under this Agreement, cooperate with the Corporation in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the following:

                  (i) use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all conditions precedent that are set forth in Article 9 hereof;

                  (ii) apply for and use commercially reasonable efforts to obtain promptly all Regulatory Approvals relating to Acquiror or any of its Subsidiaries, and, in doing so, to keep the Corporation reasonably informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing the Corporation with copies of all related applications and notifications, in draft form, in order for the Corporation to provide its reasonable comments;

                  (iii) carry out the terms of the Interim Order and Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which applicable laws may impose on Acquiror with respect to the transactions contemplated hereby and by the Arrangement;

                  (iv) in respect of holders of Shares who are resident in Canada for the purposes of the Income Tax Act (Canada) and are not exempt from tax under Part 1 of the Income Tax Act (Canada) and who receive Exchangeable Shares under the Arrangement, to cause Canco to enter into elections with any such holders who make elections under Section 85 of the Income Tax Act (Canada) and any equivalents thereof under provincial laws;

                  (v) use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

                  (vi) use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Acquiror or any of its Subsidiaries which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

                  (vii) effect all necessary registrations, filings and submissions of information required by Governmental Entities from Acquiror or any of its Subsidiaries in connection with the transactions contemplated hereby;

                  (viii) reserve or have available a sufficient number of Acquiror Shares for issuance upon the exchange from time to time of Exchangeable Shares issued pursuant to the Arrangement, and use commercially reasonable efforts to cause such Acquiror Shares to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Effective Time;

                  (ix) use commercially reasonable efforts (A) to cause the Exchangeable Shares issued pursuant to the Arrangement to be listed for trading on the Exchange by the Effective Date and (B) to ensure that Canco remains a "public corporation" within the meaning of the Income Tax Act (Canada) for so long as any Exchangeable Shares are outstanding (other than those Exchangeable Shares held by Acquiror or any of its affiliates); and

                  (x) not, during the Measurement Period (as defined in the Plan of Arrangement) buy back any of its outstanding Acquiror Shares.

2.11     PRESS RELEASE AND PUBLIC DISCLOSURE

         Each of Acquiror and the Corporation agrees to issue a joint press release in the form agreed to between them and the Corporation agrees to file a copy of this Agreement, as an attachment to a material change report with respect to the Arrangement, as soon as possible with the Securities Authorities having jurisdiction over the Corporation.

2.12     OUTSTANDING RIGHTS TO ACQUIRE SHARES

         The Corporation agrees and represents that the Board of Directors has unanimously resolved that:

         (a) The Corporation shall use all commercially reasonable efforts to provide that Persons holding Options who may do so under Securities Laws and in accordance with the Stock Option Plan or the relevant agreements governing such Options (or pursuant to this Section 2.12) shall be entitled to exercise all of their Options and vote all Shares issued in connection therewith at the Shareholder Meeting. It is agreed by Acquiror that all Options that are duly surrendered for exercise, conditional on Closing and with appropriate instructions that the Options are to be voted in favour of the Arrangement (the "CONDITIONAL OPTION EXERCISE"), shall be exercised immediately prior to the Effective Time. Furthermore, Acquiror shall accept as validly issued all Shares that are to be issued pursuant to the Conditional Option Exercise. The Corporation may make arrangements to loan Optionholders who elect to receive cash pursuant to the Arrangement, the exercise price thereof with repayment of the loan to be made from the proceeds received under the Arrangement for the Shares acquired on such exercise.

         (b) Prior to the Effective Time, the Corporation shall use all commercially reasonable efforts to enter into releases, in a form approved by Acquiror, acting reasonably, with each Optionholder pursuant to which the parties thereto shall agree that, upon Closing, each holder that has not previously exercised such Options, as the case may be, will receive from the Corporation, in consideration of the termination of all such holder's unexercised Options, the greater of:

                  (i) the positive difference, if any, between the Per Share Price and the exercise price of the holder's Options, as the case may be, per Share, regardless of the vesting of any such Options under the Stock Option Plan and the agreements governing such Options, as applicable; and

                  (ii)     $0.10,

                  for each Share that is subject to such issuance.

                  The Corporation shall make appropriate withholdings of taxes or other applicable source deductions from any such payments made to any Optionholders as required by applicable law.

         (c) The Corporation shall use all commercially reasonable efforts to ensure that, at the Effective Time, all of the Options have been exercised or surrendered for termination as contemplated by this Section 2.12, and without limiting the generality of the forgoing, the Corporation shall:

                  (i) encourage and facilitate all persons holding Options to exercise those Options and vote all Shares issued in connection therewith in favour of the Arrangement at the Shareholder Meeting pursuant to the Conditional Option Exercise or otherwise or surrender their Options in the manner provided for in this
                           Section 2.12; and

                  (ii) cause the vesting of option entitlements under the Stock Option Plan to accelerate prior to or concurrently with the completion of the Arrangement, such that all outstanding Options shall be exercisable and fully vested prior to the Effective Time.

                                    ARTICLE 3
                          COVENANTS OF THE CORPORATION

3.1      ORDINARY COURSE OF BUSINESS

         The Corporation covenants and agrees that, from the date hereof until the earlier of the Effective Time and the date this Agreement is terminated pursuant to its terms, unless Acquiror otherwise agrees in writing or except as otherwise expressly contemplated or permitted by this Agreement or the Disclosure Letter:

         (a) the Corporation shall, and shall cause each of its Subsidiaries to, conduct its and their respective business only in, and not take action except in, the usual, ordinary and regular course of business and consistent with past practice;

         (b) the Corporation shall not directly or indirectly do or permit to occur any of the following:

                  (i) (other than transactions solely among the Corporation and its Subsidiaries) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber):

                           (A) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, any capital stock of the Corporation or any of its Subsidiaries (other than pursuant to the exercise of outstanding Options), or

                           (B) except in the ordinary and regular course of business, consistent with past practice and not exceeding $50,000 individually and $150,000 in the aggregate any assets of the Corporation or any of its Subsidiaries;

                  (ii) amend or propose to amend its governing documents or those of any of its Subsidiaries;

                  (iii) split, combine or reclassify any outstanding Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Shares;

                  (iv) except as set forth in Section 2.12, redeem, purchase or offer to purchase (or permit any of its Subsidiaries to redeem, purchase or offer to purchase) any Shares or other securities of the Corporation or any of its Subsidiaries;

                  (v) reorganize, amalgamate or merge the Corporation or any of its Subsidiaries with any other Person;

                  (vi) acquire or agree to acquire (by merger, amalgamation, acquisition of stock or assets or otherwise) any Person or acquire or agree to acquire any assets, except in the ordinary and regular course of business, consistent with past practice and not exceeding $50,000 individually or $150,000 in the aggregate;

                  (vii) except in the ordinary and regular course of business, consistent with past practice: (A) pay, discharge or satisfy any material claims, liabilities or obligations; or (B) except such as have been reserved against in the Financial Statements, relinquish any material contractual rights;

                  (viii) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

                  (ix) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material licence, lease, contract or other document, other than in the ordinary and regular course of business, consistent with past practice;

                  (x) authorize, recommend or propose any release or relinquishment of any material contract right other than in the ordinary and regular course of business, consistent with past practice;

                  (xi) (other than the rollover of presently outstanding bankers' acceptances or the conversion of prime rate advances to bankers' acceptances) incur or commit to incur any indebtedness for borrowed money or any other material liability or obligation or issue any debt or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person, or make loans (other than as contemplated in Section 2.12) or advances, except, in either case, in the ordinary and regular course of business consistent with past practice under facilities currently outstanding; and

                  (xii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

         (c) the Corporation shall not, and shall cause each of its Subsidiaries to not:

                  (i) take any action with respect to the entering into, assuming or modifying of any employment, severance, collective bargaining or similar agreements, policies or arrangements with respect to the grant of any bonuses, salary increases, stock options, pension benefits, retirement allowances, deferred compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable, provided that the Corporation shall be permitted to modify the number, types and salary of non-executive employees in the employment of the Corporation, acting reasonably, to reflect changing industry conditions from time to time; or

                  (ii) without limiting the foregoing, create, enter into, assume or modify any Employee Obligations;

         (d) the Corporation shall use its reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing commercially reasonable coverage in accordance with industry practice for similar entities carrying on comparable business are obtained;

         (e)      the Corporation shall:

                  (i) in the context of the transactions contemplated hereby, use its commercially reasonable efforts, and cause each of its Subsidiaries to use its commercially reasonable efforts, to preserve intact their respective business organizations and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with it or its Subsidiaries, provided that the Corporation shall be permitted to modify the number and types of non-executive employees in the employment of the Corporation, acting reasonably, to reflect changing industry conditions from time to time;

                  (ii) not take any action, or permit any of its Subsidiaries to take any action, that would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Time if then made; and

                  (iii) confer on a regular basis with Acquiror with respect to material operational matters;

         (f) the Corporation shall not settle or compromise any claim brought by any present, former or purported holder of any securities of the Corporation in connection with the transactions contemplated by this Agreement or the Arrangement;

         (g) except as set forth in Section 2.12, the Corporation shall not enter into or modify any contract, agreement, commitment or arrangement inconsistent with any of the matters set forth in this Section 3.1 without the prior written consent of Acquiror; and

         (h) the Corporation shall use all commercially reasonable efforts to obtain receipt of the consents of any and all lenders to the Corporation whose consent is required to prevent a default or any event that with the passage of time may constitute an event of default thereunder, to the transactions contemplated herein.

3.2      NON-SOLICITATION

         (a) The Corporation shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Corporation or any of its Subsidiaries, (i) solicit, initiate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries, discussions, negotiations, proposals or offers from any Person or other entity or group (other than Acquiror) in respect of any matter or thing inconsistent with the successful completion of the Arrangement, including, without limitation, any Acquisition Proposal or (ii) provide any non-public information to, participate in any discussions or negotiations relating to any such matter or thing with, or otherwise cooperate with or assist or participate in any effort to take such action by, any Person or other entity or group; provided nothing contained in this Section 3.2 or otherwise in this Agreement shall prevent the Board of Directors from:

                  (i) considering, negotiating or providing information in connection with, or otherwise (except as provided for in (iii) below) responding to, an unsolicited bona fide written Acquisition Proposal in respect of which:

                           (A) the funds or other consideration provided for in the Acquisition Proposal are demonstrably available and the Acquisition Proposal is not subject to any due diligence condition other than confirmatory due diligence;

                           (B) the Board of Directors has determined in good faith (after receiving the advice of its financial advisors that is reflected in the minutes of the Board of Directors) to be a commercially feasible transaction that could be carried out within a time frame that is reasonable in the circumstances and would, if consummated in accordance with its terms, result in a transaction demonstrably superior to the Arrangement from a financial point of view to the Shareholders; and

                           (C) after consultation with its financial advisors, and after receiving advice of outside counsel that is reflected in the minutes of the Board of Directors, the Board of Directors concludes in good faith such action is necessary for the Board of Directors to discharge properly its fiduciary duties under applicable law;

                           (any such Acquisition Proposal that meets such requirements being referred to herein as a "SUPERIOR PROPOSAL"), provided that the Corporation is in compliance with Sections 3.2(c) and (d) in respect of the Acquisition Proposal;

                  (ii) complying with Securities Laws relating to the provision of directors' circulars and making appropriate disclosure with respect thereto to Shareholders; and

                  (iii) accepting, recommending, approving or implementing any Superior Proposal if the Corporation has complied with Sections 3.2(c) and (d) in respect of the Superior Proposal and prior to such acceptance, recommendation, approval or implementation:

                           (A) after consultation with its financial advisors, and after receiving advice of outside counsel that is reflected in the minutes of the Board of Directors, the Board of Directors concludes in good faith such action is necessary for the Board of Directors to discharge properly its fiduciary duties under applicable law; and

                           (B) in arriving at such conclusion, the Board of Directors gives consideration to any amendment proposed by Acquiror in writing in the three Business Day period referred to in
                                    Section 3.2(d); and

                           (C) the Corporation concurrently pays the fee provided in Section 4.1 to Acquiror.

         (b) The Corporation shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Acquiror or an affiliate of Acquiror) with respect to any potential Acquisition Proposal. To the extent not already done so, the Corporation shall immediately close any and all data rooms which may have been opened. The Corporation agrees not to waive, in whole or in part, or release, in whole or in part, any third party from, or consent to any action pursuant to, any confidentiality or standstill obligation to which the Corporation and such third party is a party except in respect of a Superior Proposal in accordance with Section 3.2(d). The Corporation shall immediately request the return or destruction of all confidential non-public information provided to any third parties who have entered into a confidentiality agreement with the Corporation relating to a potential Acquisition Proposal, shall use all reasonable efforts to ensure that such requests are honoured and shall immediately advise Acquiror orally and in writing of any responses or action (actual or threatened) by any recipient of such request which could hinder, prevent, delay or otherwise adversely affect the completion of the Arrangement.

         (c) The Corporation shall immediately notify Acquiror of any Acquisition Proposal (including, without limitation any amended, supplemented, replaced or renewed Acquisition Proposal previously made) or any request for non-public information relating to the Corporation or any of its Subsidiaries or for access to the properties, books or records of the Corporation or any Subsidiary by any Person or other entity or group that informs the Corporation or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Acquiror shall be made, from time to time, orally and in writing, and shall indicate such details of the proposal, inquiry or contact known to such person as Acquiror may reasonably request including, without limitation, the identity of the Person or other entity or group making such proposal, inquiry or contact and shall include a copy of any written form of Acquisition Proposal (all of which information shall be subject to the provisions of the Confidentiality Agreement as if it were Confidential Information as referred to in that agreement).

         (d) If the Board of Directors determines that an Acquisition Proposal constitutes a Superior Proposal pursuant to Section 3.2(a), the Corporation shall give immediate notice of such determination to the Acquiror (together with a copy of any written advice of outside counsel that is reflected in the minutes of the Board of Directors, referred to in Section 3.2(a)) and shall give Acquiror not less than three Business Days advance notice of any action to be taken by the Board of Directors to withdraw, modify or change any recommendation regarding the Arrangement or to enter into any agreement to implement the Superior Proposal, and provide to Acquiror the right, during such three Business Days, to advise the Board of Directors that Acquiror will, within such period, announce its intention to, and, as soon as practicable in the circumstances and, in any event, within three Business Days of such announcement, amend the terms of the Arrangement to provide that the holders of Shares shall, pursuant to the Arrangement as amended, receive a value per Share equal to or greater than the value per Share provided in the Superior Proposal. If Acquiror so advises the Board of Directors and so amends the Arrangement, the Board of Directors shall not withdraw, modify or change any recommendation with respect to the Arrangement, as so amended, and neither the Corporation nor the Board of Directors shall take any action to accept, recommend, approve or implement the Superior Proposal, including, without limitation, any release of the party making the Superior Proposal from any standstill or confidentiality obligation, any further consideration or negotiation of the Superior Proposal or entry into of any agreement regarding the Superior Proposal and the Corporation agrees to amend this Agreement to provide for the Arrangement as so amended.

         (e) If the Board of Directors receives a request for non-public information from a party who has made or is considering making an unsolicited bona fide Acquisition Proposal and the Board of Directors determines that such Acquisition Proposal constitutes a Superior Proposal pursuant to Section 3.2(a), then, and only in such case, the Corporation may, subject to the execution of a confidentiality agreement substantially similar to the Confidentiality Agreement, provide such party with access to information regarding the Corporation provided that the Corporation complies with its obligations pursuant to
                  Section 3.2(c), sends a copy of any such confidentiality agreement to Acquiror immediately upon its execution and provides copies to Acquiror of any information provided to such party (that has not been previously provided to Acquiror) concurrently with its provision to such party.

         (f) The Corporation shall ensure that the officers, directors and employees of the Corporation and its Subsidiaries and any investment bankers or other advisors or representatives retained by the Corporation are aware of the provisions of this Section, and the Corporation shall be responsible for any breach of this Section 3.2 by such investment bankers, advisors or other representatives.

3.3      NOTICE OF MATERIAL CHANGE

         (a) From the date hereof until the earlier of the Effective Time and the date this Agreement is terminated pursuant to its terms, the Corporation shall promptly notify Acquiror in writing of:

                  (i) any Material Adverse Change (as defined but without regard to the dollar amount proviso in such definition) with respect to the Corporation;

                  (ii) any change in information relating to any representation or warranty of the Corporation set forth in this Agreement which is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect;

                  (iii) any material fact that arises and which would have been required to be stated herein or disclosed to Acquiror had such fact arisen on or prior to the date of this Agreement;

                  (iv) any claim, action, proceeding or investigation pending or, to the knowledge of the Corporation, threatened referred to in Section 7.1(n) or any basis for any such claim, action, proceeding or investigation; and

                  (v)      any claim under policies of insurance referred to in
                           Section 7.1(r).

                  The Corporation shall in good faith discuss with Acquiror any change in circumstances (actual, anticipated, contemplated or, to the knowledge of the Corporation, threatened), financial or otherwise, which is of such a nature that there may be a reasonable question as to whether notice is required to be given pursuant to this Section.

         (b) From the date hereof until the earlier of the Effective Time and the date this Agreement is terminated pursuant to its terms, Acquiror shall promptly notify the Corporation in writing of any change in information relating to any representation or warranty of Acquiror set forth in this Agreement which is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect. Acquiror shall in good faith discuss with the Corporation any change in circumstances (actual, anticipated, contemplated or, to the knowledge of Acquiror, threatened), financial or otherwise, which is of such a nature that there may be a reasonable question as to whether notice is required to be given pursuant to this Section.

3.4      ACCESS TO INFORMATION.

         Subject to the Confidentiality Agreement, upon reasonable notice, the Corporation shall, and shall cause each of its Subsidiaries to, afford Acquiror's officers, employees, counsel, accountants and other authorized representatives and advisors ("REPRESENTATIVES") reasonable access, during normal business hours from the date hereof and until the earlier of the Effective Time and the date this Agreement is terminated pursuant to its terms, to its facilities (including the ability to conduct reasonable environmental tests in respect of any of the properties of the Corporation or its Subsidiaries, at Acquiror's cost) properties, books, contracts and records as well as to its management personnel, and, during such period, the Corporation shall, and shall cause such of its Subsidiaries to, furnish promptly to Acquiror all information concerning its business, properties and personnel as Acquiror may reasonably request, provided that the Acquiror shall make reasonable efforts to minimize the number of Representatives attending at the Corporation's offices and facilities and to work cooperatively with the Corporation to minimize disruptions in the business of the Corporation. All such access and all requests for information shall be coordinated through the Vice-President, Finance of the Corporation.

3.5      PUBLIC FILINGS

         The Corporation shall deliver to Acquiror as soon as they become available true and complete copies of any report or statement filed by it with Securities Authorities or provided to its Shareholders subsequent to the date of this Agreement. As of their respective dates, such reports and statements (excluding any information therein provided by Acquiror, as to which the Corporation makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with the requirements of applicable law and stock exchange rules. The consolidated financial statements of the Corporation issued by the Corporation or to be included in such reports and statements (excluding any information therein provided by Acquiror, as to which the Corporation makes no representation) will be prepared in accordance with generally accepted accounting principles applicable in Canada (except as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of the auditor), and will present fairly the consolidated financial position, results of operations and changes in financial position of the Corporation as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

                                    ARTICLE 4
                           FEES AND OTHER ARRANGEMENTS

4.1      FEES.

         Provided Acquiror has not breached in any material respect its representations, warranties or covenants in this Agreement, if at any time after the execution of this Agreement:

         (a) the Board of Directors has withdrawn, modified or changed, prior to the Effective Date, any of its recommendations or determinations referred to in Section 2.6 in a manner adverse to Acquiror or shall have resolved to do so;

         (b) the Board of Directors shall have failed to reaffirm its recommendation of the Arrangement by press statement within three Business Days after the expiry of the period set forth in Section 3.2(d) for Acquiror to advise whether it will amend the terms of the Arrangement, in the case of a Superior Proposal, and three Business Days after the public announcement or commencement of any other Acquisition Proposal;

         (c) the Board of Directors recommends that any of its Shareholders deposit their Shares under, vote in favour of, or otherwise accept, an Acquisition Proposal;

         (d) the Corporation enters into any agreement, commitment or understanding with any Person or other entity or group with respect to an Acquisition Proposal prior to the Closing, excluding a confidentiality agreement entered into in compliance with Section 3.2(e);

         (e) any Acquisition Proposal is publicly announced or made to the Shareholders or to the Corporation; on the date of the Shareholder Meeting any such Acquisition Proposal has either been accepted or has not expired or been withdrawn; the Shareholders do not approve the Arrangement at the Shareholder Meeting; this Agreement is terminated pursuant to Section 10.1(b) or (d); and within 24 months of such termination an Acquisition Proposal is consummated; or

         (f) at any time prior to the Effective Time, the Corporation has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Section 9.2(a) or
                  (b) and such breach is: (i) in relation to Section 3.2; (ii) an intentional breach by the Corporation; (iii) not curable; or (iv) curable, but is not cured within 5 days after notice thereof has been received by the Corporation;

(each of the above being a "FEE EVENT"), then the Corporation shall pay to Acquiror $1.75 million in immediately available funds to an account designated by Acquiror within one Business Day and interest thereon at a rate of 8% per annum, if payment is not made when due after the first to occur of the events described above, provided that the Corporation shall only be obligated to make one payment pursuant to this Section 4.1.

         Any payment pursuant to this Section shall be without prejudice to the rights or remedies available to Acquiror upon the breach of any provision of this Agreement.

                                    ARTICLE 5
                              COVENANTS OF ACQUIROR

5.1      OFFICERS' AND DIRECTORS' INSURANCE

         Acquiror agrees that for the entire period from the Effective Time until six years after the Effective Time, Acquiror will cause the Corporation or any successor to the Corporation to maintain the Corporation's current directors' and officers' insurance policy or an equivalent policy, subject in either case to terms and conditions no less advantageous to the directors and officers of the Corporation than those contained in the policy in effect on the date hereof, providing coverage on a "trailing" or "run-off" basis for all present and former directors and officers of the Corporation, covering claims made prior to or within six years after the Effective Time.

5.2      INDEMNITIES

         Acquiror agrees that, if the Arrangement is completed, it shall cause each of the Corporation and its Subsidiaries to fulfil their obligations pursuant to indemnities provided or available to present officers and directors of the Corporation and its Subsidiaries pursuant to the provisions of the articles, bylaws or similar constating documents of the Corporation and its Subsidiaries, applicable corporate legislation and the written indemnity agreements between the Corporation or its Subsidiaries and its present directors and officers, copies of which are attached to the Disclosure Letter.

5.3      EMPLOYMENT AGREEMENTS

         Acquiror covenants and agrees, and after the Effective Time Acquiror will cause the Corporation and any successor to the Corporation, to honour and comply with the terms of those existing employment agreements, termination, severance and retention plans or policies of the Corporation which the Corporation has disclosed to Acquiror in the Disclosure Letter including, without limitation, the Employee Obligations.

5.4      THIRD PARTY BENEFICIARIES

         The provisions of Sections 5.1, 5.2 and 5.3 are (i) intended for the benefit of all present and former directors, officers and employees of the Corporation and its Subsidiaries, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such persons and each such person's heirs, executors, administrators and other legal representatives (collectively, the "THIRD PARTY BENEFICIARIES") and the Corporation shall hold the rights and benefits of Sections 5.1, 5.2 and 5.3 in trust for and on behalf of the Third Party Beneficiaries and the Corporation hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries, and (ii) are in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise.

5.5      AVAILABILITY OF FUNDS

         At all times from the date of this Agreement to the Effective Time, Acquiror will not take any action which would or could result in the representation and warranty set out in Section 8.1(j) being untrue or inaccurate in any material respect.

5.6      AVAILABILITY OF PERSONNEL

         Acquiror agrees to make appropriate personnel available to the Corporation on a timely basis for consultation, meetings or discussions with the Corporation as contemplated by the provisions of this Agreement including, without limitation, Section 3.1(e)(iii). Acquiror agrees to designate in writing to the Corporation those persons upon whom the Corporation may rely in respect of any consent, approval or authorization required of Acquiror pursuant to this Agreement.

                                    ARTICLE 6
                                MUTUAL COVENANTS

6.1      CONSULTATION

         Acquiror and the Corporation agree to consult with each other in issuing any press releases or otherwise making public statements with respect to the Arrangement and in making any filings with any federal, provincial or state governmental or regulatory agency or with any securities exchange with respect thereto. Each party shall use all commercially reasonable efforts to enable the other party to review and comment on all such press releases prior to release thereof.

6.2      OTHER FILINGS

         Acquiror and the Corporation shall, as promptly as practicable hereafter, prepare and file any filings required under the Competition Act (Canada), any Securities Laws, the rules of the Exchange and the American Stock Exchange, the United States Securities Exchange Act of 1934, as amended, state securities or "blue sky" laws of the states of the United States, as amended, or any other applicable law or rule of applicable stock exchange relating to the transactions contemplated in this Agreement.

                                   ARTICLE 7
               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

7.1      REPRESENTATIONS

         The Corporation hereby represents and warrants, except as otherwise set forth in the Disclosure Letter, to Acquiror (and acknowledges that Acquiror is relying upon such representations and warranties in connection with entering into this Agreement):

         (a)      Organization

                  The Corporation and each of its Subsidiaries has been duly incorporated or formed under applicable law, is validly existing and has full corporate or legal power and authority to own its properties and conduct its business as presently owned and conducted. The Corporation and each of its Subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect in respect of the Corporation. All of the outstanding shares of capital stock and other ownership interests of the Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by the Corporation are, except in connection with the Corporation's existing banking arrangements, owned free and clear of all material liens, claims or encumbrances, and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any shares of capital stock or other ownership interests in any of its Subsidiaries. The Corporation has no Subsidiaries except those Persons listed in the Disclosure Letter.

         (b)      Capitalization

                  As of the date hereof, the authorized capital of the Corporation consists of an unlimited number of Shares; there are only 22,716,848 Shares issued and outstanding; up to a maximum of 565,566 Shares may be issued pursuant to outstanding in-the-money Options; and up to a maximum of 1,731,450 Shares may be issued pursuant to outstanding Options that are not in-the-money; and the details of such Options are as set forth in the Disclosure Letter. Except as described in the immediately preceding sentence or as set forth in the Disclosure Letter, there are no other issued or outstanding securities of the Corporation or (other than those owned by the Corporation and its Subsidiaries) its Subsidiaries and, without limitation, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Corporation or any of its Subsidiaries to issue or sell any shares of any capital stock of the Corporation or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Corporation or any of its Subsidiaries, nor, is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Corporation or any of its Subsidiaries.

         (c)      Authority

                  The Corporation has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to complete the transactions contemplated hereby. The execution and delivery of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement or the transactions contemplated hereby other than the approval of the Shareholders and Optionholders and the approval of the Court as provided in this Agreement. This Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally, to general principles of equity and the qualifications that the consummation of the Arrangement is subject to approval of Shareholders and Optionholders and the Court as provided in this Agreement. Except as disclosed in the Disclosure Letter, the execution and delivery by the Corporation of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

                  (i) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

                           (A) its or any of its Subsidiaries' certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any Subsidiary;

                           (B)      any law, regulation, order, judgment or
                                    decree; or

                           (C)      any Material Contract;

                  (ii) give rise to any right of termination or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

                  (iii) result in the imposition of any Encumbrance upon any of its assets or the assets of any Subsidiary, or restrict, hinder, impair or limit the ability of the Corporation or any Subsidiary to carry on the business of the Corporation or any Subsidiary as and where it is now being carried on or as and where it may be carried on in the future; or

                  (iv) result (alone or together with other adverse changes) in a Material Adverse Change.

         (d)      Impediments

                  Other than in connection with or in compliance with the provisions of Securities Laws and the rules of the Exchange and the receipt of the applicable approvals under the Competition Act, (i) there is no legal restrictions to the consummation by the Corporation of the transactions contemplated by this Agreement or the performance by the Corporation of its obligations hereunder and (ii) no filing or registration by the Corporation with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or such authorizations, consents or approvals, which, if not received, would not have a Material Adverse Effect in respect of the Corporation.

         (e)      Public Record

                  As of their respective dates, the documents and materials comprising the Public Record (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied in all material respects with all applicable legal and stock exchange requirements.

         (f)      Books and Records

                  All financial transactions of the Corporation and its Subsidiaries have been recorded in the financial books and records of the Corporation and each Subsidiary, as applicable, in accordance with good business practice, and such financial books and records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of the Corporation and its Subsidiaries shown in the Financial Statements. The Corporation and its Subsidiaries have not entered into and are not parties to any material financial transactions which are not reflected in the Financial Statements. No information, records or systems pertaining to the operation or administration of the business of the Corporation and its Subsidiaries are in the possession of, recorded, stored, maintained by or otherwise dependent upon any Person other than the Corporation and its Subsidiaries, other than information relating to payroll services which are handled by a contractor and corporate minute books held by outside counsel.

         (g)      Absence of Changes

                  Since January 1, 2002 and except as has been publicly disclosed in any document filed with the Alberta Securities
                  Commission: (i) the Corporation, the Subsidiaries and the Predecessor Corporations have conducted their respective businesses only in the ordinary course, (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to the Corporation (on a consolidated basis) has been incurred, and (iii) there has not been any (alone or together with other adverse changes) Material Adverse Change.

         (h)      Employment Agreements and Benefit Plans

                  Except as set forth in the Disclosure Letter, neither the Corporation nor any Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement or, without limitation, any Employee Obligation, with, any Person; all benefit plans covering active, former or retired employees, officers or Directors of the Corporation or any of its Subsidiaries are listed in the Disclosure Letter; the Corporation has made available to Acquiror true and complete copies of all of the respective terms thereof and: each such plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without any deficit or unfunded actuarial liability or adequate provision therefor having been made; all such plans are in compliance with applicable laws, rules, regulations and policies (including those as to registration or other qualification); to the knowledge of the Corporation there are no pending, anticipated or threatened claims against or involving any of the plans; and all contributions, reserves or premium payments required or provided for have been made.

         (i)      Disclosure

                  There is no information known to the officers of the Corporation regarding any event, circumstance or action taken or failed to be taken which may reasonably be expected to result in (alone or together with other adverse changes) a Material Adverse Change.

         (j)      Material Contracts

                  The Corporation has provided Acquiror with access to true and complete copies of all Material Contracts and all Material Contracts are listed in the Disclosure Letter. Except as disclosed in the Disclosure Letter, such agreements do not contain any "change of control" provisions which would be triggered or affected by the Arrangement. Each of the Corporation and its Subsidiaries has performed in all material respects the obligations required to be performed by it and is entitled to all benefits under the Material Contracts. None of the Corporation or its Subsidiaries has violated or breached, in any material respect, any of the terms or conditions of the Material Contracts and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Corporation or any of its Subsidiaries under any of the Material Contracts. Except as disclosed in the Disclosure Letter, none of the Corporation or the Subsidiaries is a party to or bound by any agreement containing any standstill, restrictive covenant or similar provision that would restrict or limit its right to acquire or hold any asset, carry on any business or activity, solicit business from any Person or in any geographical area, or otherwise to conduct its business as it may determine.

         (k)      Financial Statements

                  The Financial Statements were prepared in accordance with generally accepted accounting principles in Canada consistently applied, and fairly present the consolidated financial condition of the Corporation at the respective dates indicated and the results of operations of the Corporation (on a consolidated basis) for the periods covered (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Except (a) as disclosed or reflected in the Financial Statements or (b) liabilities and obligations
                  (i) incurred in the ordinary course of business and consistent with past practice or (ii) pursuant to the terms of this Agreement, neither the Corporation nor any of its Subsidiaries has incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by generally accepted accounting principles applicable in Canada to be reflected on a consolidated balance sheet of the Corporation) that have constituted or would be reasonably likely to constitute (alone or together with other adverse changes) a Material Adverse Change. Without limiting the generality of the foregoing provisions of this Section and except as set forth in the Disclosure Letter, the Corporation has not committed to make any capital expenditures, nor have any capital expenditures been authorized by the Corporation at any time since December 31, 2001, except for capital expenditures, made in the ordinary and regular course of business consistent with past practice and not exceeding $50,000 individually and $150,000 in the aggregate.

         (l)      Employee Obligations, Etc.

                  The Employee Obligations (all of which are listed in the Disclosure Letter) do not exceed the amounts set forth in the Disclosure Letter in respect of each of the persons listed therein in respect of this subsection nor exceed in aggregate $1,800,000.

         (m)      Compliance with Law

                  Each of the Corporation, its Subsidiaries and the Predecessor Corporations has complied with and is in compliance with all laws and regulations applicable to the operation of its business, except where such non-compliance, considered individually or in the aggregate, would not constitute (alone or together with other adverse changes) a Material Adverse Change or have a Material Adverse Effect in respect of the Corporation.

         (n)      Litigation, etc.

                  Except as set forth in the Disclosure Letter, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Corporation threatened against or relating to the Corporation or any of its Subsidiaries or affecting any of their properties or assets before any court or governmental or regulatory authority or body, for an amount in excess of $150,000, nor is the Corporation aware of any basis for any such claim, action, proceeding or investigation. Neither the Corporation nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect in respect of the Corporation.

         (o)      Real Property

                  Except such property as is described in the Disclosure Letter (the "REAL PROPERTY"), the Corporation does not own or lease and has not agreed to acquire or lease any real property or interest in real property other than the Real Property. The Corporation has the exclusive right to possess, use and occupy, and as applicable, has good and marketable title in fee simple to, all the Real Property, free and clear of all Encumbrances, easements or other restrictions of any kind other than as set forth in the Disclosure Letter. All buildings, structures, improvements and appurtenances situated on the Real Property are in good operating condition and in a state of good maintenance and repair, except as set out in the Disclosure Letter, are adequate and suitable for the purposes for which they are currently being used and the Corporation has adequate rights of ingress and egress for the operation of its business in the ordinary course with such exceptions as would not have a Material Adverse Effect in respect of the Corporation. None of the buildings, structures, improvements or appurtenances located on the Real Property (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, provincial or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others, other than violations or encroachments that do not, individually or in the aggregate, have a material adverse effect on the current use of such property or a Material Adverse Effect in respect of the Corporation.

         (p)      Environmental

                  (i) The operation of the business of each of the Corporation and its Subsidiaries, the property and assets owned or used by the Corporation and its Subsidiaries and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws (except where non-compliance would not have a Material Adverse Effect in respect of the Corporation). Each of the Corporation and its Subsidiaries have complied with all reporting and monitoring requirements under all Environmental Laws (except where non-compliance would not have a Material Adverse Effect in respect of the Corporation). None of the Corporation and its Subsidiaries has received any notice of any non-compliance with any Environmental Laws or Environmental Permits, and none of the Corporation and its Subsidiaries have been convicted of an offence for non-compliance with any Environmental Laws or Environmental Permits or been fined or otherwise sentenced or settled such prosecution short of conviction, (except where such non-compliance would not have a Material Adverse Effect in respect of the Corporation). There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter existing or pending, or to the best knowledge of the Corporation, threatened, relating to the property or assets owned or used by the Corporation or any of its Subsidiaries, relating in any way to the Environmental Laws.

                  (ii) Each of the Corporation and its Subsidiaries has obtained all Environmental Permits necessary to conduct its business and to own, use and operate its properties and assets (except where the failure to obtain any such permit would not have a Material Adverse Effect in respect of the Corporation), all such Environmental Permits are in effect, no appeal and no other action is pending to revoke any such permit, license or authorization (except where revocation of any such permit would not have a Material Adverse Effect in respect of the Corporation) and the operation of the business of each of the Corporation and its Subsidiaries, the property and assets owned by each the Corporation and its Subsidiaries and the use, maintenance and operation thereof have been and are in compliance with all Environmental Permits (except where such non-compliance would not have a Material Adverse Effect in respect of the Corporation). To the extent required by applicable Environmental Laws, each of the Corporation and its Subsidiaries has filed all applications necessary to renew or obtain any necessary permits, licenses, or authorizations in a timely fashion so as to allow it to continue to operate its business in compliance with applicable Environmental Laws, and the Corporation does not expect such new or renewed licenses, permits or other authorizations to include any terms or conditions that will have a Material Adverse Effect in respect of the Corporation.

                  (iii) Each of the Corporation and its Subsidiaries has, at all times, used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and Environmental Permits (except where such non-compliance would not have a Material Adverse Effect in respect of the Corporation).

                  (iv) None of the Corporation and its Subsidiaries is, and, to the knowledge of the Corporation, there is no reasonable basis upon which the Corporation or any of its Subsidiaries could become, responsible for any material clean-up or corrective action under any Environmental Laws. All audits, assessments and studies with respect to environmental matters relating to the Corporation or any of its Subsidiaries have been referenced in the Disclosure Letter.

                  (v) There are no past or present (or, to the best of the Corporation's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws as in effect on the date hereof or which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling, or the Release or threatened Release into the indoor or outdoor environment by the Corporation or any of its Subsidiaries of any

                           Hazardous Substances (except, in any event, where it would not have a Material Adverse Effect in respect of the Corporation).

                  (vi) Prior to the Effective Time, the Corporation shall allow the Acquiror to conduct at its expense such audits, assessments and studies deemed necessary by the Acquiror to satisfy itself of the status of the environmental matters and accuracy of the representations and warranties contained in this Agreement.

         (q)      Patent, Trademark and Related Matters

                  All of the patents, registered trademarks and service marks, trade names and licenses owned or used by the Corporation or any of its Subsidiaries are in good standing, valid and adequate to permit the Corporation and its Subsidiaries to conduct its business as presently conducted (except, in any event, where it would not have a Material Adverse Effect in respect of the Corporation). To the knowledge of the Corporation, neither the Corporation nor any of its Subsidiaries is infringing or is alleged to be infringing on the rights of any Person with respect to any patent, trademark, service mark, trade name, copyright (or any application or registration in respect thereof), licence, discovery, improvement, process, formula, know-how, data, plan or specification where the infringement or alleged infringement could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Data Wise Solutions Inc. (Delaware) is the owner free and clear of any Encumbrances or other restrictions of all intellectual property, including trademarks, trade names, service marks, copyrights, patents and licenses, all software (including source codes, object codes and other computer files and objects) and firmware and all hardware designs of or relating to the Tru Vu product line and has all rights to license, use, modify, fix, improve, enhance and/or create derivative works of the software and hardware of the Tru Vu product line.

         (r)      Insurance

                  Policies of insurance in force as of the date hereof naming the Corporation or any of its Subsidiaries as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of the Corporation and its Subsidiaries as would be customary in respect of the businesses carried on by the Corporation and all such policies of insurance are as listed in the Disclosure Letter. All such policies of insurance shall remain in force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby. There are no outstanding claims under any such policies of insurance, for an amount in excess of $150,000, except as set forth in the Disclosure Letter.

         (s)      Tax Matters

                  (i) RETURNS FILED AND TAXES PAID. All Returns required to be filed prior to the date hereof by or on behalf of the Corporation or any Subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All taxes shown to be payable on the Returns or on subsequent assessments or reassessments with respect thereto have been paid in full or objected to on a timely basis, and no other Taxes are payable by the Corporation or any of its Subsidiaries with respect to items or periods covered by such Returns.

                  (ii) TAX RESERVES. The Corporation has paid or provided adequate accruals in its financial statements for Taxes, including income taxes and related future taxes, in conformity with generally accepted accounting principles applicable in Canada.

                  (iii) RETURNS FURNISHED. For all periods ending on and after January 1, 2000, Acquiror has been provided access by the Corporation to true and complete copies of all federal and provincial income tax returns for the Corporation or any of its Subsidiaries.

                  (iv) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. Except as disclosed in the Disclosure Letter: (i) no deficiencies exist or have been asserted with respect to Taxes of the Corporation or any of its Subsidiaries; (ii) neither the Corporation nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against the Corporation or any of its Subsidiaries or any of their respective assets which, if successful, would constitute (alone or together with other adverse changes) a Material Adverse Change; (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Corporation or any Subsidiary; and (iv) the Returns of the Corporation and any Subsidiary have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened.

         (t)      Pension and Termination Benefits

                  The Corporation has provided adequate accruals in its financial statements (or such amounts are fully funded) for all pension or other employee benefit obligations of the Corporation arising under or relating to each of the pension or retirement income plans or other employee benefit plans or agreements or policies maintained by or binding on the Corporation or any of its Subsidiaries as well as for any other payment required to be made by the Corporation in connection with the termination of employment or retirement of any employee of the Corporation or any of its Subsidiaries.

         (u)      Reports

                  All forms, reports, schedules, statements and other documents filed by the Corporation in compliance, or purported compliance, with Securities Laws, at the time of filing, (i) did not contain any misrepresentation and (ii) complied in all material respects with the applicable requirements of the Securities Laws.

         (v)      United States Relationships

                  The Corporation's shares are not traded on a United States national securities exchange or quoted on the NASDAQ Stock Market in the United States nor are any of its securities registered under the United States Securities Exchange Act of 1934, as amended, or any state securities laws.

         (w)      Confidentiality Agreements

                  All agreements entered into by the Corporation with Persons other than Acquiror regarding the confidentiality of information provided to such Persons or reviewed by such Persons with respect to any Acquisition Proposal are in substantially the form of the Confidentiality Agreement. The Corporation has not negotiated any Acquisition Proposal with any Person who has not entered into such a confidentiality agreement and has not waived any "standstill" provisions in any such agreement.

         (x)      Corrupt Practices

                  There have been no actions taken by the Corporation, any of its Subsidiaries or any of their Affiliates which are in violation of the Foreign Corrupt Practices Act (United States) or the Corruption of Foreign Public Officials Act (Canada).

7.2      INVESTIGATION.

         Any investigation by Acquiror and its advisors shall not mitigate, diminish or affect the representations and warranties of the Corporation provided pursuant to this Agreement. Where the provisions of Section 7.1 refer to disclosure in writing, such disclosure shall be made expressly in response to the applicable provision and shall be signed by a senior officer of the Corporation.

                                    ARTICLE 8
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

8.1      REPRESENTATIONS.

         Acquiror hereby represents and warrants to the Corporation (and acknowledges that the Corporation is relying upon such representations and warranties in connection with entering into this Agreement):

         (a)      Organization

                  Each of Acquiror and Canco has been duly incorporated and organized, and is validly existing, as an exempted company under the laws of Bermuda and a corporation under the laws of Canada respectively, and has the requisite corporate power and authority to carry on its business as it is now being conducted.

         (b)      Capitalization

                  As of the date hereof, the authorized share capital of Acquiror is $425,000, which consists of 425,000,000 shares of stock, par value U.S. $0.0001 per share, of which 400,000,000 are Acquiror Shares and 25,000,000 are shares of preferred stock. As of July 31, 2002, there are 144,429,630 Acquiror Shares and 1 preferred share issued and outstanding and, up to a maximum of approximately 50,000,000 Acquiror Shares are reserved for issuance pursuant to stock option plans or upon exchange or conversion of outstanding Acquiror debt securities or warrants or previously issued Exchangeable Shares. The authorized capital of Canco is an unlimited number of common shares and an unlimited number of Exchangeable Shares. As at the date hereof, all of the common shares of Canco and, except for 670,545 Exchangeable Shares, all of the Exchangeable Shares are owned by Acquiror and its Subsidiaries. Except as described in the immediately preceding sentences, there are no other issued or outstanding securities of Acquiror or (other than those owned by Acquiror) its Subsidiaries and, without limitation, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Acquiror or any of its Subsidiaries to issue or sell any shares of any capital stock of Acquiror or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Acquiror or any of its Subsidiaries, nor, is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Acquiror or any of its Subsidiaries.

         (c)      Authority

                  Acquiror has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to complete the transactions contemplated hereby. Canco has the requisite corporate power and authority to complete the transactions contemplated in the Arrangement, including the issue of the Exchangeable Shares pursuant to the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Acquiror and the consummation by the Acquiror and Canco of the transactions contemplated by this Agreement and the Arrangement have been duly authorized and no other corporate proceedings on the part of Acquiror or Canco are necessary to authorize this Agreement or the transactions contemplated hereby and by the Arrangement. This Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. The execution and delivery by Acquiror of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

                  (i) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

                           (A) its or any of its Subsidiaries' certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any Subsidiary;

                           (B)      any law, regulation, order, judgment or
                                    decree; or

                           (C) any material contract, agreement, license, franchise or permit to which the Acquiror or any Subsidiary is bound or is subject or is the beneficiary;

                  (ii) give rise to any right of termination or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

                  (iii) result in the imposition of any Encumbrance, upon any of its assets or the assets of any Subsidiary, or restrict, hinder, impair or limit the ability of Acquiror or any Subsidiary to carry on the business of Acquiror or any Subsidiary as and where it is now being carried on or as and where it is currently intended to be carried on in the future; or

                  (iv) result (alone or together with other adverse changes) in a Material Adverse Change.

         (d)      Impediments

                  Other than in connection with or in compliance with the provisions of Securities Laws and the rules of The Toronto Stock Exchange and the American Stock Exchange and the receipt of the applicable approvals under the Competition Act, (i) there are no legal restrictions to the consummation by Acquiror and Canco of the transactions contemplated by this Agreement or the performance by each of Acquiror and Canco of its obligations hereunder and (ii) no filing or registration by Acquiror or Canco with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or such authorizations, consents or approvals, which, if not received, would not have a Material Adverse Effect in respect of Acquiror.

         (e)      Public Record

                  As of their respective dates, the documents and materials comprising the public record of Acquiror (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied in all material respects with all applicable legal and stock exchange requirements.

         (f)      Books and Records

                  All financial transactions of Acquiror and its Subsidiaries have been recorded in the financial books and records of Acquiror and each Subsidiary, as applicable, in accordance with good business practice, and such financial books and records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of Acquiror and its Subsidiaries shown in the audited financial statements of Acquiror for the year ended December 31, 2001 and the unaudited interim financial statements of Acquiror for the periods ended March 31, 2002 and 2001 (collectively, the "ACQUIROR FINANCIAL STATEMENTS"). Acquiror and its Subsidiaries have not entered into and are not parties to any material financial transactions which are not reflected in such financial statements.

         (g)      Absence of Changes

                  Since January 1, 2002 and except as has been publicly disclosed in any document filed with the SEC: (i) Acquiror and its Subsidiaries have conducted their respective businesses only in the ordinary course, (ii) no extraordinary liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to Acquiror (on a consolidated basis) has been incurred, and (iii) there has not been any (alone or together with other adverse changes) Material Adverse Change.

         (h)      Disclosure

                  There is no information known to the officers of Acquiror regarding any event, circumstance or action taken or failed to be taken which may reasonably be expected to result in (alone or together with other adverse changes) a Material Adverse Change.

         (i)      Acquiror Financial Statements

                  The Acquiror Financial Statements were prepared in accordance with generally accepted accounting principles in the United States consistently applied, and fairly present the consolidated financial condition of Acquiror at the respective dates indicated and the results of operations of Acquiror (on a consolidated basis) for the periods covered. Except (a) as disclosed or reflected in the Acquiror

                  Financial Statements and (b) liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice or (ii) pursuant to the terms of this Agreement, neither Acquiror nor any of its Subsidiaries has incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by generally accepted accounting principles applicable in the United States to be reflected on a consolidated balance sheet of Acquiror) that have constituted or would be reasonably likely constitute (alone or together with other adverse changes) a Material Adverse Change.

         (j)      Financing

                  Acquiror has access to cash balances and available credit facilities sufficient to fund all amounts that may be required by it and Canco in connection with and pursuant to the Arrangement.

         (k)      Compliance with Law

                  Each of Acquiror and its Subsidiaries has complied with and is in compliance with all laws and regulations applicable to the operation of its business, except where such non-compliance, considered individually or in the aggregate, would not constitute (alone or together with other adverse changes) a Material Adverse Change and would not materially affect the consummation of the transactions contemplated hereby or the ability of Acquiror to perform its obligations hereunder.

         (l)      Information Supplied

                  None of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in the Proxy Circular will, at the time the Proxy Circular is mailed to the Shareholders and at the time of the Shareholder Meeting, as may be adjourned from time to time, contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. None of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in the S-3 Registration Statement will at the time such registration statement is declared or becomes effective contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (m)      Support Agreement and Voting and Exchange Trust Agreement

                  The Support Agreement and the Voting and Exchange Trust Agreement are in full force and effect unamended and are valid and binding obligations of Acquiror,

                  Nabors Industries, Inc. and Canco. Each of Acquiror, Nabors Industries, Inc. and Canco has performed in all material respects the obligations required to be performed by it under the Support Agreement and the Voting and Exchange Trust Agreement and is entitled to all benefits thereunder. None of Acquiror, Nabors Industries, Inc. or Canco has violated or breached, in any material respect, any of the terms or conditions of the Support Agreement or the Voting and Exchange Trust Agreement and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by any of Acquiror, Nabors Industries, Inc. or Canco under the Support Agreement and Voting and Exchange Trust Agreement.

8.2      INVESTIGATION

         Any investigation by the Corporation and its advisors shall not mitigate, diminish or affect the representations and warranties of Acquiror provided pursuant to this Agreement. Where the provisions of Section 8.1 refer to disclosure in writing, such disclosure shall be made expressly in response to the applicable provision and shall be signed by a senior officer of Acquiror.

                                    ARTICLE 9
                                   CONDITIONS

9.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

         The obligations of the parties hereto to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver by both parties on or before the Effective Date of the following conditions:

         (a) the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Shareholders and Optionholders, voting as a single class, in accordance with applicable law (including the Interim Order) and the Corporation's articles and bylaws;

         (b) the Court shall have issued the Interim Order and Final Order approving the Arrangement each in form and substance reasonably satisfactory to Acquiror and the Corporation (such approvals not to be unreasonably withheld or delayed by Acquiror or the Corporation) reflecting the terms hereof and such orders shall not have been set aside or modified in a manner unacceptable to either thereof, acting reasonably, on appeal or otherwise;

         (c) the S-3 Registration Statement shall have been declared or become effective under the U.S. Securities Act on or before the Effective Date, and, such registration statement, at its effective date and on the Closing Date shall not be the subject of any SEC stop-order or SEC proceedings seeking a stop-order, and the Arrangement shall, on the Closing Date, not be subject to any similar proceedings commenced or threatened by the Securities Authorities;

         (d) the Acquiror Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares issued pursuant to the Arrangement shall have been approved for listing on the American Stock Exchange;

         (e) all Regulatory Approvals shall have been obtained on reasonably satisfactory terms and conditions and shall be in full force and effect and all applicable statutory or regulatory waiting periods shall have expired or been terminated and no objection or opposition shall have been filed, initiated or made during any applicable statutory or regulatory waiting period which would adversely affect Acquiror's ability to consummate the Arrangement or the transactions contemplated hereby or which is or would be materially adverse to the business of the Corporation and its Subsidiaries considered on a consolidated basis or to the value of the Shares to Acquiror;

         (f) there shall not exist any prohibition at law against the consummation of the Arrangement or the transactions contemplated hereby; and

         (g) (i) the Commissioner of Competition (the "COMMISSIONER") appointed under the Competition Act shall have issued an advance ruling certificate under Section 102 of the Competition Act in respect of the acquisition of the Shares by Acquiror under the Arrangement (the "TRANSACTION"); or (ii) the applicable waiting period under Section 123 of the Competition Act shall have expired or the requirements of Part IX of the Competition Act shall have been waived and the Commissioner shall have issued a written opinion, in terms satisfactory to the Acquiror in its sole discretion, to the effect that he is satisfied that there are no grounds upon which to seek an order from the Competition Tribunal under
                  Section 92 of the Competition Act in respect of the Transaction.

9.2      ACQUIROR CONDITIONS

         The obligations of Acquiror to consummate and effect the transactions contemplated hereunder shall be subject to the following conditions:

         (a) the Corporation shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

         (b) each of the representations and warranties of the Corporation in this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any material adverse effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects is not and would not be reasonably expected to result in a Material Adverse Effect;

         (c) no act, action, suit or proceeding shall have been taken before or by any Canadian or United States federal, provincial, state or foreign court or other tribunal or governmental agency or other regulatory or administrative agency or commission or by any elected or appointed public official or other Person in Canada, the United States or elsewhere, whether or not having the force of law, and no law, regulation or policy have been proposed, enacted, promulgated or applied, whether or not having the force of law, which could reasonably be expected to have the effect of:

                  (i) making illegal, or otherwise directly or indirectly restraining or prohibiting the Arrangement, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some or all of the Shares by Acquiror, or the consummation of any of the transactions contemplated by the Arrangement;

                  (ii) prohibiting or materially limiting the ownership or operation by the Corporation or any of its Subsidiaries, or by Acquiror, directly or indirectly, of all or any material portion of the business or assets of the Corporation, on a consolidated basis, or Acquiror, directly or indirectly, or compelling Acquiror, directly or indirectly, to dispose of or hold separate all or any material portion of the business or assets of the Corporation, on a consolidated basis, or Acquiror, directly or indirectly, as a result of the transactions contemplated by the Arrangement;

                  (iii) imposing or confirming limitations on the ability of Acquiror, directly or indirectly, effectively to acquire or hold or to exercise full rights of ownership of the Shares, including without limitation the right to vote any Shares acquired or owned by Acquiror, directly or indirectly, on all matters properly presented to the Shareholders of the Corporation, including without limitation the right to vote any shares of capital stock of any Subsidiary (other than immaterial Subsidiaries) directly or indirectly owned by the Corporation materially adversely affecting the business, financial condition or results of operations of the Corporation and its Subsidiaries taken as a whole or the value of the Shares to Acquiror; or

                  (iv) requiring divestiture by Acquiror, directly or indirectly, of any Shares or any Subsidiary;

         (d) Acquiror shall not have received on or prior to the Effective Time from the Corporation notices by the holders of more than 5% of the issued and outstanding securities entitled to vote at the Shareholder Meeting of their intention to exercise their dissent rights, as granted in the Interim Order, under section 193 of the Act;

         (e) holders of not less than 4,395,000 Shares and Options to purchase not less than 400,000 Shares shall have entered into, and continue to be bound by and not to have breached, lock-up agreements in the form attached as Schedule C hereto;

         (f) Acquiror shall be satisfied, acting reasonably, that, after giving effect to the Arrangement and other than as set forth in the Disclosure Letter, none of Acquiror or its then Subsidiaries will be subject to any limitations, either: (A) in the ownership, licensing, use, modification, fixing, improvement, enhancement and/or creation of derivative works of the intellectual property, including trademarks, trade names, service marks, copyrights, patents and licenses, all software (including source codes, object codes and other computer files and objects) and firmware and all hardware designs of or relating to (i) the Tru Vu product line or (ii) any system owned or licensed by Acquiror or its current Subsidiaries; or (B) (other than Data Wise Solutions, Inc. (Delaware)) in the ownership, licensing, use, modification, fixing, improvement, enhancement and/or creation of products for drilling, workover or well servicing rigs; and

         (g) all holders of options to purchase shares of Date Wise Solutions Inc. (Delaware) shall have fully relinquished all rights under, and released such corporation from and in respect of, such options;

which conditions are for the exclusive benefit of Acquiror and may be waived by Acquiror in whole or in part at any time and from time to time, before the Effective Time.

9.3      CORPORATION CONDITIONS

         The obligations of the Corporation to consummate and effect the transactions contemplated hereunder shall be subject to the following conditions:

         (a) Acquiror shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

         (b) each of the representations and warranties of Acquiror in this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any material adverse effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects is not and would not be reasonably expected to result in a Material Adverse Effect;

         (c) no act, action, suit or proceeding shall have been taken before or by any Canadian or United States federal, provincial, state or foreign court or other tribunal or governmental agency or other regulatory or administrative agency or commission or by any elected or appointed public official or other Person in Canada, the United States or elsewhere, whether or not having the force of law, and no law, regulation or policy have been proposed, enacted, promulgated or applied, whether or not having the force of law, which could reasonably be expected to have the effect of making illegal, or otherwise directly or indirectly restraining or prohibiting the Arrangement, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some or all of the Shares by Acquiror, or the consummation of any of the transactions contemplated by the Arrangement; and

         (d) the Exchangeable Shares to be issued pursuant to the Arrangement shall be listed on the Exchange and shall be freely tradeable,

which conditions are for the exclusive benefit of the Corporation and may be waived by the Corporation in whole or in part at any time and from time to time, before the Effective Time.

                                   ARTICLE 10
                                   TERMINATION

10.1     TERMINATION

         This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of the Arrangement Resolution):

         (a)      by mutual written consent of Acquiror and the Corporation;

         (b) by either Acquiror or the Corporation if the Shareholders and Optionholders do not approve the Arrangement Resolution at the Shareholder Meeting;

         (c) by Acquiror, if a fee as provided in Section 4.1 becomes payable, or, by the Corporation, if a fee as provided in
                  Section 4.1 becomes payable, other than pursuant to Section 4.1(f), and is paid;

         (d) by either the Corporation or Acquiror, if the Effective Date does not occur on or before December 15, 2002 provided that the failure is not due to the party seeking to terminate this Agreement to perform the obligations required to be performed by it under this Agreement;

         (e) by Acquiror, if the Corporation has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Section 9.2(a) or (b); or

         (f) by the Corporation, if Acquiror has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Section 9.3(a) or (b), except that the obligations set forth in Section 4.1 (in respect of any Fee Event occurring prior to the termination) shall survive the termination of this Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1     AMENDMENT OR WAIVER

         This Agreement, may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by written instrument executed by Acquiror and the Corporation; provided, however, that either Acquiror or the Corporation may in its discretion waive a condition herein which is solely for its benefit without the consent of the other. No waiver of any nature, in any one or more instances, shall be deemed or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.

11.2     ENTIRE AGREEMENT

         This Agreement, the Confidentiality Agreement and the other documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangement or understandings with respect thereto.

11.3     HEADINGS

         The division of the Agreement into Articles, Sections and other partitions and the insertion of headings are for convenience of reference only and shall not control or affect the meaning or construction of any provisions of this Agreement.

11.4     NOTICES

         All notices or other communication which are required or permitted hereunder shall be communicated confidentially and in writing and shall be sufficient if delivered personally, or sent by confidential telecopier addressed as follows:

         To Acquiror:

         Nabors Industries Ltd.
         c/o The Corporate Secretary Limited
         Whitepark House
         White Park Road
         Bridgetown, Barbados
         Attention: Vice-President and Corporate Secretary
         Fax:       (246) 427-8617

         With a copy to:

         Nabors Corporate Services, Inc.
         515 West Greens Road
         Suite 1200
         Houston, Texas 77067
         Attention: Katherine Ellis
         Fax:       (281) 775-4318

         And a copy to:

         Stikeman Elliott
         4300 Bankers Hall West
         888 - 3rd Street S.W.
         Calgary, Alberta T2P 5C5
         Attention: Christopher W. Nixon
         Fax:       (403) 266-9034

         To the Corporation:

         Ryan Energy Technologies Inc.
         Suite 700, 505 - 2nd Street S.W.
         Calgary, Alberta T2P 1N8
         Attention: President and Chief Executive Officer
         Fax:       (403) 261-6323

         With a copy to:

         Macleod Dixon LLP
         3700 Canterra Tower
         400 - 3rd Avenue S.W.
         Calgary, Alberta T2P 4H2
         Attention:  Andrew Love
         Telecopier: (403) 264-5973

11.5     COUNTERPARTS AND FACSIMILES

         This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute but one Agreement. The parties hereto shall be entitled to rely upon delivery of an executed facsimile copy of the Agreement, and such facsimile copy shall be legally effective to create a valid and binding agreement between the parties hereto.

11.6     EXPENSES

         Each party will pay its own expenses. The Corporation represents and warrants that, except for fees payable to Growth Capital Partners pursuant to the engagement letter dated July 16, 2002 and Peters & Co. Limited pursuant to the engagement letter dated July 16, 2002, a copy of each of which has been provided to Acquiror, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Arrangement. Notwithstanding anything provided in this Agreement, the Corporation may pay to Growth Capital Partners and Peters & Co. Limited the fees (not in excess, with all amounts previously paid, of U.S. $600,000 plus GST where applicable) and expenses pursuant to and in accordance with such engagement letters. The Corporation has provided to Acquiror a correct and complete copy of all agreements between the Corporation and its financial advisors as are in existence at the date hereof. The Corporation covenants not to amend the terms of any such agreements relating to the payment of fees and expenses without the prior written approval of Acquiror.

11.7     ASSIGNMENT

         Acquiror may assign all or any part of its rights or obligations under this Agreement to a direct or indirect wholly-owned Subsidiary of Acquiror or any other party related to Acquiror, but, if such assignment takes place, Acquiror shall continue to be liable to the Corporation for any default in performance by the assignee. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party.

11.8     SEVERABILITY

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

11.9     CHOICE OF LAW

         This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Province of Alberta.

11.10    ATTORNMENT

         The parties hereby irrevocably and unconditionally consent to and submit to the courts of the Province of Alberta for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Alberta and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

11.11    REMEDIES

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to remedy or prevent non-compliance with or breaches of the terms of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Province of Alberta having jurisdiction; provided that such remedies shall be in addition to, and not in substitution for, any other remedy to which the parties may be entitled at law or in equity.

11.12    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Corporation and Acquiror contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated at the earlier of the Effective Time and (except in respect of a termination pursuant to Sections 10.1(e) or (f) in which respect the covenants, representations and warranties of the Corporation or Acquiror, respectively, shall survive the termination of this Agreement) the date on which this Agreement is terminated in accordance with its terms.

11.13    TIME OF ESSENCE

         Time shall be of the essence in this Agreement.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized as of the date first written above.

                                       NABORS INDUSTRIES LTD.

                                       By:  /s/ Daniel McLachlin
                                            ------------------------------------

                                       RYAN ENERGY TECHNOLOGIES INC.

                                       By:  /s/ Richard T. Ryan
                                            ------------------------------------


                                       By:  /s/ Donald A. Seaman
                                            ------------------------------------

                                   SCHEDULE A

                             ARRANGEMENT RESOLUTION

                     SPECIAL RESOLUTION OF THE SHAREHOLDERS



BE IT RESOLVED THAT:

1. The arrangement (the "ARRANGEMENT") under Section 193 of the Business Corporations Act (Alberta) (the "ACT") involving Ryan Energy Technologies Inc. (the "CORPORATION"), substantially as set out in the plan of arrangement (the "PLAN OF ARRANGEMENT") attached as Schedule B to the Arrangement Agreement dated August 12, 2002 between Nabors Industries Ltd. and the Corporation (as amended and restated from time to time, the "ARRANGEMENT AGREEMENT") is hereby authorized, approved and adopted.

2.       The Plan of Arrangement is hereby authorized, approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders and optionholders of the Corporation or that the Arrangement has been approved by the Court of Queen's Bench of Alberta, the directors of the Corporation are hereby authorized and empowered (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) not to proceed with the Arrangement without further approval of the shareholders and optionholders of the Corporation, but only if the Arrangement Agreement is terminated in accordance with
         Section 10.1 thereof.

4. Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute, under the seal of the Corporation or otherwise, and to deliver articles of arrangement, and such other documents as are necessary or desirable, to the Registrar under the Act in accordance with the Arrangement Agreement for filing.

5. Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                                   SCHEDULE B

                           FORM OF PLAN OF ARRANGEMENT
                                UNDER SECTION 193
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)
                             INVOLVING AND AFFECTING
                        RYAN ENERGY TECHNOLOGIES INC. AND
                               ITS SECURITYHOLDERS

                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

"ACQUIROR" means Nabors Industries Ltd., an exempted company incorporated under the laws of Bermuda;

"ACQUIROR AVERAGE PRICE" means the weighted average trading price of Acquiror Shares on the American Stock Exchange (as reported by the American Stock Exchange and converted, as hereinafter provided, to Canadian dollars and expressed to the fourth decimal place) for the Measurement Period. For these purposes, (i) the U.S. dollar/Canadian dollar exchange rate for determining the Acquiror Average Price shall be the average of the Canadian Dollar Exchange Rate (expressed to the fourth decimal place) for each of the trading days in the Measurement Period; and (ii) the "weighted average trading price" shall be determined by dividing the aggregate sale price of all Acquiror Shares sold on the American Stock Exchange during the Measurement Period by the total number of Acquiror Shares sold during such period;

"ACQUIROR CONTROL TRANSACTION" has the meaning provided in the Exchangeable Share Provisions;

"ACQUIROR SHARES" has the meaning provided in the Exchangeable Share Provisions and any other securities into which such shares may be changed, exchanged or converted;

"ACT" means the Business Corporations Act (Alberta), as the same has been and may hereafter from time to time be amended;

"ANCILLARY RIGHTS" means the interest of a holder of Holdco Shares or Shares who elects to receive Exchangeable Shares as a beneficiary of the trust created under the Voting and Exchange Trust Agreement;

"ARRANGEMENT" means the arrangement under Section 193 of the Act on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 3.2 of the Arrangement Agreement; (ii) in accordance with Section 6.1 hereof, or (iii) at the direction of the Court in the Final Order;

"ARRANGEMENT AGREEMENT" means the arrangement agreement by and between Acquiror and the Corporation dated August 12, 2002, as amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

"ARRANGEMENT RESOLUTION" means the special resolution passed by the Shareholders and Optionholders at the Shareholder Meeting, such resolution to be substantially in the form and content of Schedule A to the Arrangement Agreement;

"BUSINESS DAY" has the meaning provided in the Exchangeable Share Provisions;

"CALLCO" means 3064297 Nova Scotia Company, an unlimited liability company incorporated under the laws of the Province of Nova Scotia;

"CANADIAN DOLLAR EXCHANGE RATE" means, with respect to determining the exchange rate from U.S. dollars to Canadian dollars on a particular day, the amount expressed in U.S. dollars as the noon buying rate (expressed to the fourth decimal place) in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on such day;

"CANCO" means Nabors Exchangeco (Canada) Inc., a corporation incorporated under the laws of Canada;

"CCRA" means the Canada Customs and Revenue Agency;

"CHANGE OF LAW" means any amendment to the ITA and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are resident in Canada, hold the Exchangeable Shares as capital property and deal at arm's length with Acquiror and the Corporation (all for the purposes of the ITA and other applicable provincial income tax laws) to exchange their Exchangeable Shares for Acquiror Shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the ITA or applicable provincial income tax laws;

"CHANGE OF LAW CALL DATE" has the meaning provided in Section 5.3(b);

"CHANGE OF LAW CALL PURCHASE PRICE" has the meaning provided in Section 5.3(a);

"CHANGE OF LAW CALL RIGHT" has the meaning provided in Section 5.3(a);

"CODE" means the United States Internal Revenue Code of 1986, as amended;

"CORPORATION" means Ryan Energy Technologies Inc., a corporation incorporated under the laws of Alberta;

"COURT" means the Court of Queen's Bench of Alberta;

"DEPOSITARY" means the duly appointed depositary in respect of the Arrangement at its principal transfer offices in Calgary, Alberta and Toronto, Ontario;

"EFFECTIVE DATE" means the effective date of the Arrangement, being the date on which the articles of arrangement are filed under the Act giving effect to the Arrangement;

"EFFECTIVE TIME" means the time on the Effective Date at which the articles of arrangement are filed under the Act;

"ELECTION DEADLINE" means 5:00 p.m. (local time) at the place of deposit on the date that is the Business Day immediately prior to the commencement of the Measurement Period;

"EXCHANGE RATIO" means, subject to adjustment, if any, as provided in Section 2.5, the number, calculated to four decimal places, equal to the Per Share Price divided by the Acquiror Average Price;

"EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions;

"EXCHANGEABLE SHARE PRICE" has the meaning provided in the Exchangeable Share Provisions;

"EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, as set forth in the articles of Canco;

"EXCHANGEABLE SHARES" means the exchangeable shares in the capital of Canco governed by the Exchangeable Share Provisions;

"FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

"HOLDCO" has the meaning ascribed in Section 2.3;

"HOLDCO LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by holders of Holdco Shares in connection with the Arrangement;

"HOLDCO SHAREHOLDERS" means the holders at the relevant time of Holdco Shares;

"HOLDCO SHARES" means all issued and outstanding shares of any particular
Holdco;

"INTERIM ORDER" means the interim order of the Court in relation to the Arrangement, as such order may be amended by the Court at any time and from time to time;

"ITA" means the Income Tax Act (Canada), as amended;

"LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form provided for use by holders of Shares (other than Holdcos) in connection with the Arrangement;

"LIQUIDATION AMOUNT" has the meaning provided in the Exchangeable Share Provisions;

"LIQUIDATION CALL PURCHASE PRICE" has the meaning provided in Section 5.1(a);

"LIQUIDATION CALL RIGHT" has the meaning provided in Section 5.1(a);

"LIQUIDATION DATE" has the meaning provided in the Exchangeable Share
Provisions;

"MEASUREMENT PERIOD" means the period of 3 consecutive trading days ending on the third Business Day prior to the date of the Shareholder Meeting (including any adjournment thereof);

"OPTIONHOLDERS" means holders of Options from time to time;

"OPTIONS" means the outstanding options to acquire Shares under the Stock Option Plan;

"PER SHARE PRICE" means $1.85;

"PREDECESSOR CORPORATIONS" means those corporations which merged with the Corporation pursuant to various amalgamations including, without limitation, Adesso Corporation and 747253 Alberta Ltd.;

"REDEMPTION CALL PURCHASE PRICE" has the meaning provided in Section 5.2(a);

"REDEMPTION CALL RIGHT" has the meaning provided in Section 5.2(a);

"REDEMPTION DATE" has the meaning provided in the Exchangeable Share Provisions;

"REDEMPTION PRICE" has the meaning provided in the Exchangeable Share
Provisions;

"SHAREHOLDER MEETING" means the special meeting of the Shareholders and Optionholders to be held to consider this Plan of Arrangement;

"SHAREHOLDERS" means holders of Shares from time to time;

"SHARES" means the common shares in the capital of the Corporation;

"STOCK OPTION PLAN" means the stock option plan of the Corporation approved by the Shareholders of the Corporation on September 18, 1996 and amended with approval of such Shareholders given at the 1997, 1998, 2000 and 2001 Annual and Special Meeting of the Corporation;

"SUPPORT AGREEMENT" means the agreement so entitled among Nabors Industries, Inc., Callco and Canco dated April 26, 2002, as supplemented by an Acknowledgement of Novation between Nabors Industries, Inc., Callco, Canco, Computershare Trust Company of Canada and Acquiror;

"TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent; and

"VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement so entitled among Nabors Industries, Inc., Canco and Computershare Trust Company of Canada dated April 26, 2002, as supplemented by an Acknowledgement of Novation between Nabors Industries, Inc., Callco, Canco, Computershare Trust Company of Canada and Acquiror.

1.2      SECTIONS AND HEADINGS

The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a Section refers to the specified Section of this Plan of Arrangement.

1.3      NUMBER, GENDER AND PERSONS

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4      DATE FOR ANY ACTION

In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.5      CURRENCY

Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to Canadian dollars.

1.6      STATUTORY REFERENCES

Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                    ARTICLE 2
                                   ARRANGEMENT

2.1      BINDING EFFECT

This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Acquiror, Canco and Callco; (ii) the Corporation;
(iii) all holders and all beneficial owners of Shares; (iv) all Holdcos and all holders and all beneficial owners of Holdco Shares; and (v) all holders and all beneficial owners of Options.

2.2      ARRANGEMENT

At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

         (a) Each Holdco Share will be transferred to, and acquired by, Canco without any act or formality on the part of the holder of such Holdco Share or the entity which acquires such Holdco Share, free and clear of all liens, claims and encumbrances, in exchange for, at the holder's election (or deemed election), (w) the Per Share Price in cash without interest;
                  (x) such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) as is equal to the Exchange Ratio; or (y) such amount of cash, less than the Per Share Price, as is specified by the holder in the holder's election (whether as a specific dollar amount or a percentage of the Per Share Price) (the "CASH PORTION") plus such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) as is equal to the positive difference between the Per Share Price and the Cash Portion, divided by the Acquiror Average Price calculated to four decimal places, in each case multiplied by a fraction having as its numerator the number of Shares held by the Holdco and as its denominator the number of issued and outstanding Holdco Shares of the Holdco; payable, in each case, in accordance with Article 4 hereof, and the name of each such holder of Holdco Shares will be removed from the register of holders of Holdco Shares and added to the register of holders of the Exchangeable Shares comprising all or part of the consideration to be received by such holder for such transfer, and Canco will be recorded as the registered holder of each such Holdco Share so exchanged and will be deemed to be the legal and beneficial owner thereof.

         (b) Each Share (other than Shares owned by Holdcos in respect of which Section 2.2(a) applies) that is not held by (i) a Shareholder who has exercised its right to dissent in accordance with Article 3 hereof and who is ultimately entitled to be paid the fair value of its Shares, or (ii) Acquiror or any affiliate (within the meaning of the Act) thereof (which Share shall not be exchanged under the Arrangement and shall remain outstanding as a Share held by Acquiror or any affiliate thereof), will be transferred to, and acquired by, Canco without any act or formality on the part of the holder of such Share or the entity which acquires such Share, free and clear of all liens, claims and encumbrances, in exchange for, at the holder's election (or deemed election), (w) the Per Share Price in cash without interest; (x) such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) as is equal to the Exchange Ratio; or (y) such amount of cash, less than the Per Share Price, as is specified by the holder in the holder's election (whether as a specific dollar amount or a percentage of the Per Share Price) (the "CASH PORTION") plus such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) as is equal to the positive difference between the Per Share Price and the Cash Portion, divided by the Acquiror Average Price calculated to four decimal places, payable, in each case, in accordance with Article 4 hereof, and the name of each such holder of Shares will be removed from the register of holders of Shares and added to the register of holders of the Exchangeable Shares comprising all or part of the consideration to be received by such holder for such transfer, and Canco will be recorded as the registered holder of each such Share so exchanged and will be deemed to be the legal and beneficial owner thereof.

         (c) Each Share (other than Shares owned by Holdcos in respect of which Section 2.2(a) applies) in respect of which no election has been made by the holder thereof or in respect of which an effective election has not been made (other than Shares held by (i) a Shareholder who has exercised its right to dissent in accordance with Article 3 hereof and who is ultimately entitled to be paid the fair value of its Shares, or (ii) Acquiror or any affiliate (within the meaning of the Act) thereof (which Share shall not be exchanged under the Arrangement and shall remain outstanding as a Share held by Acquiror or any affiliate thereof)) will be transferred to, and acquired by, Canco, without any act or formality on the part of the holder of such Share or Canco, free and clear of all liens, claims and encumbrances, and the holder shall be deemed to have elected to receive in exchange therefor the Per Share Price in cash without interest, payable in accordance with Article 4 hereof, and the name of each such holder of Shares will be removed from the register of holders of Shares and Canco will be recorded as the registered holder of each such Share so exchanged and will be deemed to be the legal and beneficial owner thereof.

         (d) Each Option that has not been duly exercised or surrendered for termination prior to the Effective Time (whether in accordance with Section 2.12 of the Arrangement Agreement or otherwise) shall be terminated and, in consideration for such termination, each holder of such Option shall receive cash, without interest, in an amount equal to the greater of: (A) the positive difference, if any, between (i) the Per Share Price and (ii) the exercise price per share of such Option; and (B) $0.10, for each Share subject to issuance pursuant to such Option.

2.3      HOLDCO ALTERNATIVE

Each Shareholder shall be entitled to transfer its Shares to a newly-incorporated corporation (a "Holdco") and transfer the Holdco Shares to Canco as provided in Section 2.2(a) provided that each of the following conditions are satisfied on or prior to and as of the Effective Date:

         (a) the Shareholder is a resident of Canada for the purposes of the ITA;

         (b) Holdco is incorporated no earlier than August 31, 2002, under the Act;

         (c) the Shareholder transfers its Shares to Holdco solely in consideration for the Holdco Shares;

         (d) Holdco has no indebtedness or liabilities and owns no assets other than the Shares;

         (e) the Shareholder indemnifies Acquiror, the Corporation, Canco and Callco for any and all liabilities of Holdco (other than tax liabilities of Holdco that arise solely as a result of the tax status of Acquiror, Canco or Callco as a "financial institution" for purposes of the ITA) in a form satisfactory to Acquiror in its sole discretion, and such Shareholder either has net assets as reflected on its audited financial statements for its most recently ended fiscal year which are satisfactory to

                  Acquiror or provides Acquiror with security satisfactory to Acquiror in respect of such shareholder's indemnification obligations as set out above;

         (f) prior to the Effective Date, Holdco (i) declares one or more stock dividends which (if the Holdco Shares are to be acquired by Canco) may be in the form of preferred shares of Holdco that are converted into common shares of Holdco prior to the Effective Date, (ii) increases the stated capital of the Holdco Shares; or (iii) (if the Holdco Shares are to be acquired by Canco) declares one or more cash dividends, provided that such cash is used to subscribe, directly or indirectly, for shares of Holdco;

         (g) on the Effective Date, Holdco has no issued shares outstanding other than the Holdco Shares and such shares will be owned by the Shareholder;

         (h) on or prior to the Effective Date, Holdco has never entered into any transaction (or conducted any business or operations or engaged in any activity) other than those described herein or such other transactions as are necessary to facilitate those transactions described herein with Acquiror's consent, acting reasonably;

         (i) other than as provided in (f) above, Holdco will not declare or pay any dividends or other distributions;

         (j) the Shareholder shall prepare and file all income tax returns of its Holdco in respect of the taxation year-end of such Holdco ending immediately prior to the acquisition of such Holdco Shares by Canco subject to Acquiror's right to approve all such returns as to form and substance;

         (k) the Shareholder provides the Corporation and Acquiror with copies of all documents necessary to effect the transactions contemplated in this Section 2.3 at least ten days prior to the Effective Date which documents must be approved by both the Corporation and Acquiror in their sole discretion; and

         (l) the Shareholder and its Holdco execute a share purchase agreement in the form required by Acquiror, acting reasonably, providing for, among other things, the sale of the Holdco Shares to Canco and containing the terms and conditions, among others, set out in this Section 2.3.

2.4      ELECTIONS

         (a) Each person who, at or prior to the Election Deadline, is a holder of Shares or Holdco Shares will be entitled, with respect to all or a portion of their shares, to make an election at or prior to the Election Deadline to receive (i) cash, (ii) Exchangeable Shares (and the Ancillary Rights), or
                  (iii) a combination thereof, in exchange for such holder's Shares or Holdco Shares on the basis set forth herein and in the Letter of Transmittal and Election Form or the Holdco Letter of Transmittal and Election Form, as the case may be, failing which election such persons shall be deemed to have elected to receive cash.

         (b) Holders of Shares and holders of Holdco Shares who are resident in Canada for purposes of the ITA, other than any such holders who are exempt from tax under Part I of the ITA, and who have elected to receive Exchangeable Shares (and the Ancillary Rights) or a combination of cash and Exchangeable Shares (and the Ancillary Rights) shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of their Shares or Holdco Shares, as the case may be, to Canco by providing two signed copies of the necessary prescribed election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Shares or Holdco Shares, as the case may be, transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (or any applicable provincial income tax law), the forms will be signed by Canco and returned to such holders within 30 days after the receipt thereof by the Depositary for filing with CCRA (or the applicable provincial taxing authority). Canco will not be responsible for the proper completion of any election form and, except for Canco's obligation to return duly completed election forms which are received by the Depositary within 90 days following the Effective Date, within 30 days after the receipt thereof by the Depositary, Canco will not be responsible for any taxes, interest, penalties or any other costs or damages resulting from the failure by a holder of Shares or Holdco Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial income tax law). In its sole discretion, Canco may choose to sign and return an election form received more than 90 days following the Effective Date, but Canco will have no obligation to do so.

2.5      ADJUSTMENTS TO EXCHANGE RATIO

The Exchange Ratio shall be proportionately and appropriately adjusted to reflect fully the effect of (a) any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Shares or Shares), reorganization, recapitalization or other like change with respect to Acquiror Shares or Shares, and (b) any extraordinary dividend or distribution with respect to Acquiror Shares (other than a dividend or distribution referenced in clause (a)); provided that the foregoing adjustments shall not be made if the record date for the stock split, reverse split, stock dividend, reorganization, recapitalization, other like change or extraordinary dividend or distribution referred to in clauses (a) and (b) above does not occur after the date of the Arrangement Agreement and prior to the Effective Time. In any case where the Exchange Ratio is adjusted in accordance with the foregoing, a corresponding adjustment shall be made to the number of Exchangeable Shares (and Ancillary Rights) that are acquired by holders of Shares or Holdco Shares who have elected to receive a combination of cash and Exchangeable Shares (and Ancillary Rights).

2.6      RESTRICTION ON REDEMPTION OF EXCHANGEABLE SHARES

Canco and its Board of Directors shall not establish a Redemption Date for any Exchangeable Shares pursuant to subsection (a) of the definition of Redemption Date prior to: (i) if holders of

Shares and Holdco Shares elect in accordance with Section 2.4 to receive, in aggregate, not less than 300,000 Exchangeable Shares, January 1, 2004; or (ii) otherwise, January 1, 2003.

                                    ARTICLE 3
                                RIGHTS OF DISSENT

3.1      RIGHTS OF DISSENT

Holders of Shares or Options may exercise rights of dissent with respect to such Shares or Options, as the case may be, pursuant to and in the manner set forth in Section 191 of the Act as modified by the Interim Order and this Section 3.1 in connection with the Arrangement; provided that, notwithstanding subsection 191(5) of the Act, the written objection to the Arrangement Resolution referred to in subsection 191(5) of the Act must be received by the Corporation not later than 2:00 p.m. (Calgary time) on the Business Day preceding the Shareholder Meeting. Holders of Shares or Options, as the case may be, who duly exercise such rights of dissent and who:

         (a) are ultimately determined to be entitled to be paid fair value for their Shares or Options, as the case may be, shall be deemed to have transferred such Shares or Options, as the case may be, as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances, to Canco, in consideration for a payment of cash from Canco equal to such fair value; or

         (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Shares or Options, as the case may be, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Shares or Options, as the case may be, who did not make an election and shall receive cash on the same basis as holders of Shares or Options in respect of which no election has been made, but in no case shall Acquiror, the Corporation, Canco, Callco or any other person be required to recognize any holder of Shares or Options who exercises rights of dissent as a holder of Shares or Options after the Effective Time and the names of each such holder shall be deleted from the register of holders of Shares or Options at the Effective Time.

                                    ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1      PAYMENT OF CASH

At or promptly after the Effective Time, Canco shall deposit with the Depositary, for the benefit of the holders of Holdco Shares, Shares and Options who will receive cash in connection with the Arrangement, cash in an amount sufficient to satisfy all of the cash payment obligations to Holdco Shareholders and Shareholders in connection with the acquisition of Holdco Shares and Shares pursuant to the Arrangement (together with any unpaid dividends or distributions declared on the Shares, if any, prior to the Effective Time) and to Optionholders required pursuant to Section 2.2(d) or otherwise under this Plan of Arrangement. Upon surrender to the

Depositary for transfer to Canco of a certificate which immediately prior to or upon the Effective Time represented Holdco Shares or Shares in respect of which the holder is entitled to receive cash under the Arrangement, together with (i) a duly completed Letter of Transmittal and Election Form or Holdco Letter of Transmittal and Election Form, (ii) such other documents and instruments as would have been required to effect the transfer of the Holdco Shares or Shares formerly represented by such certificate under the Act and the by-laws of the Corporation, and (iii) such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder, the amount of cash such holder is entitled to receive under the Arrangement (together with any unpaid dividends or distributions declared on the surrendered Shares or Shares owned by the relevant Holdco, if any, prior to the Effective Time), and any certificate so surrendered shall forthwith be transferred to Canco. No interest shall be paid or accrued on unpaid dividends and distributions, if any, payable to holders of certificates that formerly represented Shares. In the event of a transfer of ownership of such Shares or Holdco Shares that was not registered in the securities register of the Corporation or Holdco, as the case may be, the amount of cash payable for such Shares under the Arrangement may be delivered to the transferee if the certificate representing such Shares or Holdco Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to or upon the Effective Time represented one or more outstanding Shares or Holdco Shares that, under the Arrangement, were exchanged or were deemed to be exchanged for cash pursuant to
Section 2.2 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the cash payment contemplated by this Section 4.1.

4.2      ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

At or promptly after the Effective Time, Canco shall deposit with the Depositary, for the benefit of the holders of Holdco Shares and Shares who will receive Exchangeable Shares (and the Ancillary Rights) in connection with the Arrangement, certificates representing the number of Exchangeable Shares sufficient to satisfy all of the Exchangeable Share payment obligations to Holdco Shareholders and Shareholders in connection with the acquisition of Holdco Shares and Shares pursuant to the Arrangement (together with cash in an amount equal to the sum of any unpaid dividends or distributions declared on the surrendered Shares or Shares owned by the relevant Holdco, if any, prior to the Effective Time, and any payments for fractional shares required by Section 4.4). Upon surrender to the Depositary for transfer to Canco of a certificate which immediately prior to or upon the Effective Time represented Holdco Shares or Shares in respect of which the holder is entitled to receive Exchangeable Shares under the Arrangement, together with (i) a duly completed Letter of Transmittal and Election Form or Holdco Letter of Transmittal and Election Form, (ii) such other documents and instruments as would have been required to effect the transfer of the Holdco Shares or Shares formerly represented by such certificate under the Act and the by-laws of the relevant Holdco or the Corporation, and
(iii) such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any unpaid dividends or distributions declared on the surrendered Shares or Shares owned by the relevant Holdco prior to the Effective
Time), and any certificate
so surrendered shall forthwith be transferred to Canco. No interest shall be paid or accrued on the cash in lieu of fractional shares, if any, or on unpaid dividends and distributions, if any, payable to holders of certificates that formerly represented Shares. In the event of a transfer of ownership of Holdco Shares or Shares that was not registered in the securities register of the relevant Holdco or the Corporation, as the case may be, a certificate representing the proper number of Exchangeable Shares (together with any unpaid dividends or distributions declared on the surrendered Shares prior to the Effective Time) may be issued to the transferee if the certificate representing such Holdco Shares or Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to or upon the Effective Time represented one or more Holdco Shares or Shares that, under the Arrangement, were exchanged or were deemed to be exchanged for Exchangeable Shares pursuant to Section 2.2 shall be deemed at all times after the Effective Time, but subject to Section 4.3, to represent only the right to receive upon such surrender a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares (together with any unpaid dividends or distributions declared on the surrendered Shares, or Shares owned by the relevant Holdco, prior to the Effective Time) which such holder has the right to receive.

4.3      DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

No dividends or other distributions paid, declared or made with respect to Exchangeable Shares, in each case with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Holdco Shares or Shares that were exchanged for Exchangeable Shares pursuant to Section 2.2 unless and until the holder of such certificate shall comply with the provisions of Section 4.2. Subject to applicable law, at the time such holder shall have complied with the provisions of Section 4.2 (or, in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of the certificates formerly representing Holdco Shares or Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time paid with respect to the Exchangeable Shares to which such holder is entitled pursuant hereto, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of compliance by such holder with the provisions of Section
4.2 and a payment date subsequent to the date of such compliance and payable with respect to such Exchangeable Shares.

4.4      NO FRACTIONAL SHARES

No certificates representing fractional Exchangeable Shares shall be issued upon compliance with the provisions of Section 4.2 and no dividend, stock split or other change in the capital structure of Canco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Canco. In lieu of any such fractional securities, each holder otherwise entitled to a fractional interest in an Exchangeable Share will be entitled to receive a cash payment from the Depositary equal to the product of such fractional interest and the Acquiror Average Price, such amount to be provided to the Depositary by Canco, upon request. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. If more than one certificate formerly representing Holdco Shares or Shares is surrendered for the account of the same holder, the number of Exchangeable Shares for which such certificates have been surrendered shall be computed on the basis of the aggregate number of Holdco Shares or Shares represented by the certificates so surrendered. On the date of the notice referred to in Section
7.2 of the Exchangeable Share Provisions, the aggregate number of Exchangeable Shares for which no certificates were issued as a result of the foregoing provisions of this Section 4.4 shall be deemed to have been surrendered by the Depositary for no consideration to Canco.

4.5      LOST CERTIFICATES

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Holdco Shares or Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of Holdco Shares or Shares claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any cash pursuant to Section 4.1 and/or one or more certificates representing one or more Exchangeable Shares pursuant to Section 4.2 (and any dividends or distributions with respect thereto) in each case deliverable in accordance with Section 2.2. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the holder to whom cash and/or certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation and Canco and their respective transfer agents in such sum as any of them may direct or otherwise indemnify the Corporation and Canco in a manner satisfactory to the Corporation and Canco against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6      EXTINGUISHMENT OF RIGHTS

Any certificate which immediately prior to the Effective Time represented outstanding Shares that are not held by a Shareholder who has exercised its right to dissent in accordance with Article 3 hereof and who is ultimately entitled to be paid fair value of the Shares held by such Shareholder but was exchanged or was deemed to have been exchanged pursuant to Section 2.2, that has not been deposited with all other instruments required by Section 4.1 or Section 4.2, on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature to such cash payment and/or as a holder of Exchangeable Shares or Acquiror Shares. On such date, the cash payment and/or the Exchangeable Shares or Acquiror Shares (and any dividends or distributions with respect thereto) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Callco or Canco, as the case may be, together with all entitlements to dividends, distributions, cash and interest in respect thereof held for such former holder. None of Acquiror, the Corporation, Canco, Callco or the Depositary shall be liable to any person in respect of any cash payment or Exchangeable Shares or Acquiror Shares (or dividends, distributions and/or cash in lieu of fractional shares) delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar law.

4.7      WITHHOLDING RIGHTS

Acquiror, the Corporation, Canco, Callco and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Shares or

Exchangeable Shares such amounts as the Corporation, Canco, Callco or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the Code or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Canco, Callco and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Canco, Callco or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Canco, Callco or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

4.8      TERMINATION OF DEPOSITARY

Any Exchangeable Shares, together with any funds held by the Depositary, that remain undistributed to former holders of Shares nine months after the Effective Date shall be delivered to Canco or Callco upon demand therefor, and holders of certificates previously representing Shares who have not theretofore complied with Section 4.1 or Section 4.2 shall thereafter, subject to Section 4.6, look only to Canco or Callco for payment of any claim to cash, Exchangeable Shares, cash in lieu of fractional shares thereof, Acquiror Shares or dividends or distributions, if any, in respect thereof.

                                    ARTICLE 5
             CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1      CALLCO LIQUIDATION CALL RIGHT

         (a) Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding-up its affairs, pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price") in accordance with Section 5.1(c). In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Liquidation Date upon payment by Callco to such holder of the Liquidation Call Purchase Price for each such Exchangeable Share, whereupon Canco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

         (b) To exercise the Liquidation Call Right, Callco must notify Canco and the Transfer Agent of Callco's intention to exercise such right at least 45 days before the Liquidation Date, in the case of a voluntary liquidation, dissolution or winding-up of Canco or any other voluntary distribution of the assets of Canco among its shareholders for the purpose of winding-up its affairs, and at least five Business Days before the Liquidation Date, in the case of an involuntary liquidation, dissolution or winding-up of Canco or any other involuntary distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

         (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement ), other than the right to receive their proportionate part of the total Liquidation Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Canco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Canco in connection with the liquidation, dissolution or winding-up of Canco pursuant to Article 5 of the Exchangeable Share Provisions.

5.2      CALLCO REDEMPTION CALL RIGHT

In addition to Callco's rights contained in the Exchangeable Share Provisions, including the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

         (a) Callco shall have the overriding right (the "Redemption Call Right"), in the event of and notwithstanding the proposed redemption of the Exchangeable Shares by Canco pursuant to
                  Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the "Redemption Call Purchase Price") in accordance with 5.2(c). In the event of the exercise of the Redemption Call Right by Callco, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Redemption Date upon payment by Callco to such holder of the Redemption Call Purchase Price for each such Exchangeable Share, whereupon Canco shall have no obligation to redeem, or to pay the Redemption Price in respect of, such shares so purchased by Callco.

         (b) To exercise the Redemption Call Right, Callco must notify the Transfer Agent of Callco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an Acquiror Control Transaction, a Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), in which case Callco shall so notify the Transfer Agent and Canco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, then, on the Redemption Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

         (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement ), other than the right to receive their proportionate part of the total Redemption Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Canco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by Canco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

5.3      CHANGE OF LAW CALL RIGHT

         (a) Acquiror shall have the overriding right (the "Change of Law Call Right"), in the event of a Change of Law, to purchase (or to cause Callco to purchase) from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) all but not less than all of the Exchangeable Shares held by each such holder upon payment by Acquiror or Callco, as the case may be, of an amount per share (the "Change of Law Call Purchase Price") equal to the Exchangeable Share Price applicable on the last Business Day prior to the Change of Law Call Date, in accordance with Section 5.3(c). In the event of the exercise of the Change of Law Call Right by Acquiror or Callco, as the case may be, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Acquiror or Callco, as the case may be, on the Change of Law Call Date upon payment by Acquiror to such holder of the Change of Law Call Purchase Price for each such Exchangeable Share.

         (b) To exercise the Change of Law Call Right, Acquiror or Callco must notify the Transfer Agent of its intention to exercise such right at least 45 days before the date on which Acquiror or Callco intends to acquire the Exchangeable Shares (the "Change of Law Call Date"). If Acquiror or Callco exercises the Change of Law Call Right, then, on the Change of Law Call Date, Acquiror or Callco, as the case may be, will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Change of Law Call Purchase Price.

         (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, Acquiror or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the total Change of Law Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Change of Law Call Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement ), other than the right to receive their proportionate part of the total Change of Law Purchase Price payable by Acquiror or Callco, as the case may be, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Canco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Acquiror or Callco, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled.

                                    ARTICLE 6
                                    AMENDMENT

6.1      PLAN OF ARRANGEMENT AMENDMENT

The Corporation and Acquiror reserve the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is (a) agreed to by Acquiror, (b) filed with the Court and, if made following the Shareholder Meeting, approved by the Court, and (c) communicated to Shareholders and Optionholders in the manner required by the Court (if so required).

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Corporation and Acquiror at any time prior to or at the Shareholder Meeting (provided that Acquiror shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Shareholder Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Shareholder Meeting shall be effective only if it is consented to by each of the Corporation and Acquiror, and if required by the Court or applicable law, it is consented to by the Shareholders and Optionholders or the holders of the Exchangeable Shares, as the case may be.

Subject to applicable law, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by Acquiror; provided that it concerns a matter which, in the reasonable opinion of Acquiror, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Shareholders or Optionholders.

                                   SCHEDULE C

                                LOCK-UP AGREEMENT


         August 12, 2002

         BETWEEN

         NABORS INDUSTRIES LTD., an exempted company, incorporated under the laws of Bermuda (hereinafter called "NABORS"); and

                                                            (hereinafter called the
Name of Securityholder:                                     "SECURITYHOLDER")
-----------------------                                     -----------------




Nabors understands that the Securityholder is the beneficial owner of or exercises control and direction over that number of common shares (the "RYAN SHARES") of Ryan Energy Technologies Inc. ("RYAN") and that number of options to purchase further Ryan Shares (collectively referred to as "OPTIONS") as set forth below:

                                                Number of Options                         Registration of
       Number of Ryan Shares                  to Acquire Ryan Shares                      Ryan Shares(1)
       ---------------------                  ----------------------                      ---------------



Note:

(1)      Include any nominee or nominee account information, as applicable.

         Nabors and Ryan have entered into an agreement dated August 12, 2002, as amended from time to time thereafter, (the "ARRANGEMENT AGREEMENT") which contemplates a plan of arrangement under the Business Corporations Act (Alberta) pursuant to which each holder of Ryan Shares will receive, in exchange for such holder's Ryan Shares, $1.85 (Canadian) per Ryan Share payable, at the election of each holder, in cash or in exchangeable shares of Nabors Exchangeco (Canada) Inc., in each case as provided in the Arrangement Agreement (the "ARRANGEMENT").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this document, which includes Appendix "A" attached, sets forth the agreement (this "AGREEMENT") between the Securityholder and Nabors relating to the Securityholder exercising the votes attached to all of the Ryan Shares and Options that the Securityholder beneficially owns, or over which it exercises control or direction, as set forth above (the "PRESENTLY HELD RYAN SECURITIES"), and any additional Ryan Shares that the Securityholder may hereafter become the beneficial owner of or exercise control or direction over (the "AFTER ACQUIRED RYAN SHARES") (the Presently Held Ryan Securities and the After Acquired Ryan Shares collectively referred to as the "SUBJECT SECURITIES"), in favour of the Arrangement. Subject Securities excludes Ryan Shares and Options in respect of which the Securityholder's only control or direction is pursuant to a proxy appointing the Securityholder as proxy to vote such securities.

         The Terms and Conditions contained in Appendix "A" are incorporated into and form a part of this Agreement.

                      ACKNOWLEDGED AND AGREED TO:
                                                           -------------------------------------------------
                                                           Name of Securityholder


-------------------------------------------------          -------------------------------------------------
Witness as to the signature of the Securityholder          (Signature of Securityholder)


                                                           -------------------------------------------------
                                                           (address, including postal or zip code)

                                                           -------------------------------------------------

                                                           -------------------------------------------------



                                                           NABORS INDUSTRIES LTD.
                                                           Per:
                                                               ---------------------------------------------
                                                               Authorized Signing Officer

                                  APPENDIX "A"
                              TERMS AND CONDITIONS

1.       AGREEMENT TO VOTE

         Subject to the terms and conditions hereof, the Securityholder hereby irrevocably agrees to exercise all voting rights attached to the Subject Securities, or cause the registered holder thereof to exercise all voting rights attached to Subject Securities, in approval of the Arrangement at any meeting of the Shareholders and Optionholders of Ryan called to consider the Arrangement and any adjournment thereof (the "Shareholders Meeting") and, with respect to any other matter that may be put before the Shareholders and Optionholders of Ryan, as Nabors may direct.

2.       AGREEMENT REGARDING OPTIONS

         The parties acknowledge and agree that Ryan will, in accordance with the Arrangement Agreement, use all commercially reasonable efforts to enter into Option releases, in a form approved by Nabors, acting reasonably, with the Securityholder in respect of his or her Options, pursuant to which Ryan and the Securityholder agree that, upon the Arrangement becoming effective, the Securityholder will receive from Ryan, in consideration of the termination of all (or the Securityholder's agreement not to exercise) the Securityholder's unexercised Options the greater of: (iv) the positive difference, if any, between the Per Share Price (as defined in the Arrangement Agreement) and the exercise price of each Option for each Ryan Share subject to issuance upon the exercise of such Options regardless of the vesting of those Options under Ryan's stock option plan and/or the agreements governing those Options; and (v) $0.10 for each Ryan Share subject to such issuance. The parties further acknowledge and agree that, in such case, Ryan will make appropriate withholdings of taxes and other applicable source deductions from any such payments made to the Securityholder as required by applicable law.

3.       OPTION TO PURCHASE

         The Securityholder hereby grants to Nabors, exercisable at any time after the Trigger Event and on or before 120 days following the date of this Agreement, an irrevocable option to purchase the Ryan Shares for the amount equal to $1.85 for each Ryan Share by notice of exercise by Nabors to the Securityholder. Upon such notice, the purchase shall be completed on the 2nd Business Day (as defined in the Arrangement Agreement) following the delivery of such notice of exercise. For this purpose, "Trigger Event" means (i) a Fee Event as set forth in subsections (a), (b), (c), (d) or (f) of the Arrangement Agreement; (ii) any notice by Ryan to Nabors pursuant to subsection 3.2 (c) of the Arrangement Agreement or (iii) any Acquisition Proposal as defined in the Arrangement Agreement is publicly announced or made to the shareholders of Ryan. Notwithstanding the foregoing, Nabors cannot exercise the foregoing option if it has breached in any material respect its representations, warranties or covenants in the Arrangement Agreement or this Agreement. In addition, the Securityholder may elect, by notice to Nabors by the close of business on the Business Day (as defined in the Arrangement Agreement) following the delivery of such notice of exercise, to transfer its Ryan Shares to a Holdco (as defined in the Plan of Arrangement) and transfer the Holdco Shares (as defined in the Plan of Arrangement) to Nabors in lieu of its Ryan Shares and in exchange for the same aggregate purchase price, provided the conditions set forth in Section 2.3 of the Plan of

Arrangement are satisfied, to the extent reasonably applicable, on or prior to and as of the date the purchase is to be completed.

4.       OBLIGATION OF NABORS TO PURCHASE THE SECURITIES

         Nabors agrees to comply with the terms and conditions of the Arrangement Agreement.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITYHOLDER

         (a) The Securityholder represents and warrants to Nabors, and acknowledges that Nabors is relying upon such representations and warranties in entering into this Agreement, that:

                  (i) the Securityholder has good and sufficient power, authority and right to enter into this Agreement and to complete the transactions contemplated hereby;

                  (ii) assuming the due execution and delivery of this Agreement by Nabors, upon the execution and delivery hereof by the Securityholder, this Agreement shall be a legal, valid and binding obligation of the Securityholder enforceable by Nabors against the Securityholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity and the consummation by the Securityholder of the transactions contemplated hereby will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which the Securityholder is a party or by which the Securityholder is bound;

                  (iii) the Securityholder is the beneficial owner of or exercises control or direction over the Presently Held Ryan Securities (and the Presently Held Ryan Securities represent all of the Ryan Shares and Options beneficially owned or over which control or direction is exercised by the Securityholder) free and clear of all liens, charges, encumbrances, security interests and other rights of others whatsoever (except in favour of Nabors hereunder) and has good and sufficient power, authority and right to transfer or cause to be transferred the legal and beneficial title to such Ryan Shares to Nabors with good and marketable title thereto;

                  (iv) neither the Securityholder nor any associate or affiliate (each as defined in the Securities Act (Alberta) (the "ASA")) of the Securityholder is directly or indirectly a party to any contract or agreement with Ryan or any subsidiary thereof, whether written or oral, other than agreements of indemnity, agreements granting the Options to the Securityholder, and employment and related agreements, copies of which have previously been provided to Nabors, nor, to the knowledge of the Securityholders, does the Securityholder have, as of the date hereof, any cause of action or other claim (except for accruing remuneration) whatsoever against, or owe any amount to, Ryan or its subsidiaries;

                  (v) the Securityholder is not a non-resident of Canada within the meaning of the Income Tax Act (Canada); and

                  (vi) the foregoing representations and warranties will be true, correct and complete on the date of closing of the Arrangement.

         (b) The Securityholder covenants and agrees with Nabors that so long as the Securityholder is subject to the terms of this Agreement, the Securityholder will not, and will use its commercially reasonable efforts to cause any representatives, affiliates (as defined in the ASA) or advisors it may have not to, directly or indirectly:

                  (i) solicit, initiate, invite, encourage or continue (including, without limitation, by way of furnishing information) any inquiries or proposals from, or negotiations with, any person, company or other entity other than Nabors or any of its affiliates which constitutes, or may reasonably be expected to lead to (in either case whether in one transaction or a series of transactions): (A) an acquisition from Ryan or its securityholders of any securities of Ryan or its subsidiaries; (B) any acquisition of a substantial amount of assets of any of Ryan or its subsidiaries; (C) any amalgamation, arrangement, merger, or consolidation of any of Ryan or its subsidiaries; or (D) any take-over bid, issuer bid, exchange offer, recapitalization, liquidation, dissolution, reorganization into a royalty trust or income fund or similar transaction involving any of Ryan or its subsidiaries or any other transaction, the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the completion of the Arrangement or which would or could reasonably be expected to materially reduce the benefits to Nabors under the Arrangement (any such inquiry or proposal in respect of any of the foregoing being an "RYAN ACQUISITION PROPOSAL");

                  (ii) enter into or participate in any discussions or negotiations regarding an Ryan Acquisition Proposal, or, except in the ordinary course of business, furnish, or cause to be furnished, to any person (other than Nabors) any information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of Ryan or any of its subsidiaries or an Ryan Acquisition Proposal or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt of any other person to do or seek to do any of the foregoing; or

                  (iii) take any action that might reasonably be expected to reduce the likelihood of completion of the Arrangement;

                  provided that the foregoing shall, in the case of any person who is a director or officer of Ryan, be subject to the fiduciary duties of such person in respect of

                  Ryan and, without limiting the generality of the foregoing, the Securityholder, in the case of a person who is a director of Ryan, shall be entitled to recommend to Shareholders (as defined in the Arrangement Agreement) acceptance of a Superior Proposal (as defined in the Arrangement Agreement) provided that the Securityholder shall remain obligated to vote the Subject Securities pursuant to this Agreement.

         (c) The Securityholder covenants and agrees with Nabors, so long as the Securityholder is subject to the terms of this Agreement, that:

                  (i) it shall provide Nabors immediate notice of any additional Ryan Shares that the Securityholder may hereafter become the beneficial owner of or exercise control or direction over;

                  (ii) it shall not, without the prior consent of Nabors sell, assign, convey or otherwise dispose of any of the Subject Securities (except to an affiliate of the Securityholder, provided that such affiliate agrees to be bound by the terms of this Agreement and provided that the Securityholder remains liable for the performance by such affiliate of all terms and obligations of the Securityholder hereunder); and

                  (iii) it shall not exercise any statutory rights of dissent or appraisal in respect of any resolution approving the Arrangement, or any aspect thereof and it shall not exercise any shareholder rights or remedies available at common law or pursuant to applicable securities or corporate laws to delay, hinder, upset or challenge the Arrangement.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF NABORS

         Nabors represents and warrants to the Securityholder, and acknowledges that the Securityholder is relying upon such representations and warranties in entering into this Agreement, that:

         (a) it has good and sufficient power, authority and right to enter into this Agreement and to complete the transactions contemplated hereby;

         (b) upon the due execution and delivery of this Agreement by the Securityholder, this Agreement shall be a legal, valid and binding obligation of Nabors enforceable by the Securityholder against Nabors in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity, and the consummation by Nabors of the transactions contemplated hereby will not constitute a violation of or default under, or conflict with, the constating documents of Nabors or any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which Nabors is a party or by which Nabors is bound; and

         (c) the foregoing representations and warranties will be true, correct and complete on the date of closing of the Arrangement.

7.       TERMINATION

         This Agreement may be terminated:

         (a)      at the option of the Securityholder:

                  (i) upon written notice given by the Securityholder to Nabors, if the Arrangement has not, for any reason whatsoever, become effective by December 15, 2002; or

                  (ii) upon written notice given by the Securityholder to Nabors, if Nabors has breached or failed to perform any of its covenants or agreements herein contained in a material respect or any of the representations and warranties of Nabors set forth herein are not true and correct in any material respect;

         (b) at the option of Nabors upon written notice given by Nabors to the Securityholder if Ryan has breached the terms of the Arrangement Agreement;

         (c) at the option of the Securityholder if the Arrangement Agreement is terminated pursuant to Sections 10.1(a), (d) or
                  (f) of the Arrangement Agreement;

         (d) at the option of the Securityholder, at any time after 15 days following termination of the Arrangement Agreement pursuant to Sections 10.1(b), (c) or (e) of the Arrangement Agreement; and

         (e) by the mutual written consent of each of the Securityholder and Nabors.

         In the event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability on the part of any party hereto, provided that the foregoing shall not relieve any party from any liability for any breach of this Agreement prior to such termination.

8.       DUTY TO DISCLOSE COMPETING TRANSACTIONS

         The Securityholder will promptly (but in no case later than 24 hours) notify Nabors in writing of the existence of any proposal, discussion, negotiation or inquiry received by the Securityholder in its capacity as such regarding any Ryan Acquisition Proposal, and the Securityholder will promptly communicate to Nabors the terms of any proposal, discussion, negotiation or inquiry received regarding any Ryan Acquisition Proposal (and promptly provide to Nabors copies of any written materials received by the Securityholder in its capacity as such in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation.

         For greater certainty, this Section 8 shall not apply to any person(s) in his or her fiduciary capacity as a director or officer of Ryan.

9.       NOTICE

         Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered in person or sent by fax:

         (a) in the case of the Securityholder, to the address appearing on the second page of this Agreement; or

         (b)      in the case of Nabors to:

                           Nabors Industries, Ltd.
                           c/o The Corporate Secretary Limited
                           Whitepark House
                           White Park Road
                           Bridgetown, Barbados
                           Attention: Vice-President

                           Fax: (246) 427-8167

                           With a copy to:

                           Nabors Corporate Services Inc.
                           515 West Greens Road, Suite 1200
                           Houston, Texas 77067
                           Attention: General Counsel
                           Tel: (281) 874-0035
                           Fax: (281) 775-4318

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section 9.

10.      EXPENSES

         Each party hereto agrees to pay its own expenses incurred in connection with this Agreement.

11.      PUBLIC DISCLOSURE

         No disclosure of the subject matter of this Agreement shall be made by the Securityholder or by Nabors except to affiliates and associates of the Securityholder and to their respective counsel or to any other professional advisor engaged by them or to their respective counsel or as may be required by applicable law or regulatory authorities; provided, however, that the foregoing shall not prevent Nabors or Ryan from disclosing the terms of this Agreement in any disclosure document required to be delivered by Nabors or Ryan in relation to the Arrangement, as required under applicable securities legislation and further provided that this Section 11 shall not apply to any disclosure which a party is advised by legal counsel is required or advisable to be made by applicable laws, stock exchange rules or policies of regulatory authorities having jurisdiction.

12.      AMENDMENTS

         This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Nabors and the Securityholder.

13.      TIME

         Time shall be of the essence of this Agreement.

14.      SUCCESSORS AND ASSIGNS

         This Agreement shall not be assignable by any party hereto, provided that Nabors may assign all of the rights and benefits under this Agreement to any of its affiliates but Nabors shall remain liable to the Securityholder for the full performance by such affiliate under this Agreement. Subject to the foregoing, this Agreement shall be binding upon, enure to the benefit of and be enforceable by the Securityholder and Nabors and their respective successors and permitted assigns.

15.      REMEDIES

         The Securityholder and Nabors agree that if this Agreement is breached, or if a breach hereof is threatened, damages may be an inadequate remedy, and, therefore, without limiting any other remedy available at law or in equity, an injunction, restraining order, specific performance, and other forms of equitable relief for damages, or any combination thereof shall be available to the Securityholder and Nabors.

16.      FURTHER ASSURANCES

         Nabors and the Securityholder shall from time to time and at all times hereafter at the request of the other party but without further consideration, do and perform all such further acts, matters and things and execute and deliver all such further documents, deeds, assignments, agreements, notices and writings and give such further assurances as shall be reasonably required for the purpose of giving effect to this Agreement.

17.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the parties irrevocably attorn to the jurisdiction of the courts of the Province of Alberta.

18.      EXECUTION

         This Agreement may be signed in one or more counterparts, by either original or facsimile execution, which together shall be deemed to constitute one valid and binding agreement, and delivery of the counterparts may be effected by means of telecopier among the parties.

19.      SEVERABILITY

         If any term, condition or provision in this Agreement is determined to be void or unenforceable in whole or in part, such term, condition or provision shall be severable from all other terms, conditions and provisions hereof and shall not affect or impair the validity of any other term, condition or provisions hereof.